UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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The Goodyear Tire & Rubber Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notice of
2009 Annual Meeting of Shareholders
and
Proxy Statement

The Goodyear Tire & Rubber Company

1144 East Market Street
Akron, Ohio 44316-0001

DATE:	April 7, 2009

TIME:	9:00 a.m., Akron Time
PLACE:	Offices of the Company
Goodyear Theater
1201 East Market Street
Akron, Ohio

YOUR VOTE IS IMPORTANT

Please vote. Most shareholders may vote by internet or telephone as well as by mail.
Please refer to your proxy card or page 54 of the Proxy Statement for information on how to vote by internet or telephone. If you choose to vote by mail, please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

ROBERT J. KEEGAN
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT

March 9, 2009

Dear Shareholders:

You are cordially invited to attend Goodyear’s 2009 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 9:00 a.m., Akron Time, on Tuesday, April 7, 2009. During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement, and give a report on matters of current interest to our shareholders.

This booklet includes the Notice of Annual Meeting as well as the Proxy Statement, which provides information about Goodyear and describes the business we will conduct at the meeting.

We hope you will be able to attend the meeting.  Whether or not you plan to attend, it is important that you vote via the internet, by telephone or by completing, dating, signing and promptly returning your proxy card. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your proxy. Remember, your vote is important!

Sincerely,

Robert J. Keegan
Chairman of the Board,
Chief Executive Officer
and President

THE GOODYEAR TIRE & RUBBER COMPANY

NOTICE OF THE
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 7, 2009

To the Shareholders:

The 2009 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Goodyear Theater (in Goodyear’s Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Tuesday, April 7, 2009 at 9:00 a.m., Akron Time, for the following purposes:

1.	To elect the eleven members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2010 Annual Meeting of Shareholders (Proxy Item 1);

2.	To consider and vote upon amendments to Goodyear’s Amended Articles of Incorporation and Code of Regulations to provide for the majority election of directors (Proxy Item 2);

3.	To consider and vote upon an amendment to Goodyear’s Code of Regulations to authorize the Board of Directors to amend the Regulations to the extent permitted by the Ohio General Corporation Law (Proxy Item 3);

4.	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for 2009 (Proxy Item 4); and

5.	To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors fixed the close of business on February 13, 2009 as the record date for determining shareholders entitled to notice of, and to vote at, the 2009 Annual Meeting. Only holders of record of Goodyear common stock at the close of business on February 13, 2009 will be entitled to vote at the 2009 Annual Meeting and adjournments, if any, thereof.

March 9, 2009
By order of the Board of Directors:

C. Thomas Harvie, Secretary

Please complete, date and sign your Proxy and return it promptly in the enclosed envelope, or vote via the internet or by telephone.

I

PROXY STATEMENT

The Goodyear Tire & Rubber Company

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”), to be voted at the annual meeting of shareholders to be held April 7, 2009 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Goodyear’s executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.

Our Annual Report to Shareholders for the year ended December 31, 2008 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March 9, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 7, 2009:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2008 are available at www.proxyvote.com.

Shares Voting.  Holders of shares of the common stock, without par value, of Goodyear (the “Common Stock”) at the close of business on February 13, 2009 (the “record date”) are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 241,351,132 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Quorum.  In order for any business to be conducted, holders of at least a majority of shares entitled to vote must be represented at the meeting, either in person or by proxy.

Adjourned Meeting.  The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Vote Required.  In the election of directors, the eleven candidates receiving the most votes will be elected, subject to Goodyear’s Majority Election of Directors Policy. For a description of that policy, see “Majority Election of Directors Policy” below. Amendments to our Amended Articles of Incorporation (Proxy Item 2) require the affirmative vote of at least two-thirds, and amendments to our Code of Regulations (Proxy Items 2 and 3) require the affirmative vote of at least a majority, of the shares of Common Stock outstanding on the record date. The amendment to the Code of Regulations contemplated by Proxy Item 2 will not be adopted if the related amendment to the Amended Articles of Incorporation fails to receive the requisite two-thirds affirmative vote. The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for any other management or shareholder proposal to be adopted at the Annual Meeting.

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders and have no effect on the election of directors.

Cumulative Voting for Directors.  In the voting for directors, you have the right to vote cumulatively for the candidates nominated. Under the Ohio General Corporation Law, all of the shares of Common Stock may be voted cumulatively in the election of directors if any shareholder gives written notice to our President, a Vice President or the Secretary, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is in effect, you may (a) give one candidate the number of votes equal to eleven times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the eleven candidates as desired.

Majority Election of Directors Policy.  In accordance with Goodyear’s Corporate Governance Guidelines, if a director nominee receives, in any uncontested election of directors for which cumulative voting is not in effect, a greater number of votes “withheld” from his or her election than votes “for” such election, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission.

Voting of Proxy.  Messrs. Darren R. Wells, C. Thomas Harvie and Bertram Bell, have been designated as proxies to vote (or withhold from voting) shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

Your shares will be voted for the eleven nominees identified at pages 6 through 9, unless your instructions are to withhold your vote from any one or more of the nominees or to vote cumulatively for one or more of the nominees for election. The proxies may cumulatively vote your shares if they consider it appropriate, except to the extent you expressly withhold authority to cumulate votes as to a nominee.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of the proposals of the Board of Directors to amend Goodyear’s Amended Articles of Incorporation and Code of Regulations to provide for the majority election of directors (Proxy Item 2), to amend Goodyear’s Code of Regulations to authorize the Board of Directors to amend the Regulations (Proxy Item 3), and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for 2009 (Proxy Item 4), unless your instructions are otherwise.

Voting Shares Held in Street Name.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable New York Stock Exchange rules, brokers have the discretion to vote on routine matters, such as the election of directors (Proxy Item 1) and the ratification of the selection of an accounting firm (Proxy Item 4), as well as other matters deemed by the New York Stock Exchange to be routine, such as the approval of amendments to Goodyear’s Amended Articles of Incorporation and Code of Regulations to provide for the majority election of directors (Proxy Item 2) and the approval of an amendment to Goodyear’s Code of Regulations to authorize the Board of Directors to amend the Regulations (Proxy Item 3). If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority (resulting in a broker non-vote). Broker non-votes will have no effect on the election of directors, but will have the same effect as a vote against the other proposals.

Confidentiality.  Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

Revocability of Proxy.  You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote previously taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at http://www.goodyear.com/investor/investor_governance.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

Board Independence

The Board has determined that ten of the current directors (and nine of the nominees) are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by the New York Stock Exchange and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Keegan, the Chairman of the Board and Chief Executive Officer, is not considered independent. In addition, in light of his ongoing relationship with the United Steelworkers (the “USW”), Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Xerox Corporation did not implicate the independence of Mr. Firestone.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has 12 directors, each elected annually, and the following five committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, and (5) Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2008, the Board held nine meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors attended the last annual meeting of shareholders. As described on Goodyear’s website at http://www.goodyear.com/investor/investorcontactbrd.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the Non-Management Directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Corporate
Responsibility
and
Name of Director	Audit		Compensation		Compliance		Finance		Governance

Non-Management Directors
James C. Boland*	X	**							X
James A. Firestone*	X						X
W. Alan McCollough*	X								X	**
Steven A. Minter*					X				X
Denise M. Morrison*			X		X	**
Rodney O’Neal*			X				X
Shirley D. Peterson*	X								X
Stephanie A. Streeter*(1)							X		X
G. Craig Sullivan*			X	**			X
Thomas H. Weidemeyer*			X				X	**
Michael R. Wessel					X
Management Director
Robert J. Keegan(2)
Number of Meetings in Fiscal 2008	6		7		3		3		5

X = Committee member; * = Independent; ** = Chair
(1) Ms. Streeter has been a director since October 7, 2008.
(2) Mr. Keegan does not serve on any Board committees, although he participates in many committee meetings as Chairman of the Board.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission rules and regulations, and each of Messrs. Boland and McCollough is an audit committee financial expert. The report of the Audit Committee is on page 53 of this Proxy Statement.

Compensation Committee

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for executive officers and other key personnel. The Compensation Committee is composed entirely of independent directors. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies, administers its stock plans (including reviewing and recommending equity grants to executive officers and other key personnel), and reviews and approves annually all compensation decisions relating to executive officers, including the CEO. The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The report of the Compensation Committee is on page 29 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to executive officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other elected officers. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for executive officers. The Compensation Committee also has the authority to approve any such consultant’s fees and the other terms of such retention. From time to time, the Compensation Committee solicits advice from outside compensation consultants on executive compensation matters relating to the CEO and other executive officers. This advice has consisted primarily of assistance with benchmarking compensation for senior executives and directors, and advice on current and evolving market practices for specific components of compensation, such as incentive awards, severance and change-in-control protection policies, non-qualified benefit plans and perquisites.

Committee on Corporate Responsibility and Compliance

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee may also recommend appropriate new policies to the Board of Directors.

Finance Committee

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit, and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board of Directors. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Board has determined that each member of the Governance Committee is independent.

Consideration of Director Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines” as well as any needs for particular expertise on the Board.

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to: The Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved Director Selection Guidelines that apply to prospective Board members. Under these criteria, members of the Board should have a reputation for high moral character, integrity and sound judgment, substantial business expertise, financial literacy, achievement in his or her chosen field, adequate time to devote to Goodyear, and the ability to effectively serve several years prior to retirement at age 70. A person’s particular expertise and ability to satisfy Goodyear’s independence standards and those of the New York Stock Exchange may also be evaluated. Each Director must have the ability to fully represent Goodyear’s diverse constituencies.

Identifying and Evaluating Nominees for Director

The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee also retains third-party executive search firms to identify candidates. In addition, under our prior master labor agreement with the USW, the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a Director in December 2005, was identified and recommended by the USW. Ms. Streeter was identified initially as a candidate for membership to the Board by Mr. Keegan.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the Director Selection Guidelines described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s Director Selection Guidelines.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting. Executive sessions are led by a “Lead Director,” who is elected by the Board. Mr. Boland currently serves as the Lead Director.

ELECTION OF DIRECTORS
(Item 1 on your Proxy)

The Board of Directors has selected the following eleven nominees recommended by the Governance Committee for election to the Board of Directors. Although the number of directors is currently set at twelve, on December 9, 2008, the Board determined that as of the date of the Annual Meeting the number of directors would be eleven. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board of Directors.

JAMES C. BOLAND

Retired.  Formerly Vice Chairman of Cavaliers Operating Company, LLC

Mr. Boland was the President and Chief Executive Officer of Cavs/Gund Arena Company (the Cleveland Cavaliers professional basketball team and Gund Arena) from 1998 to December 31, 2002. He was Vice Chairman of that organization from January 1, 2003 to June 30, 2007, which, following a change in ownership, was renamed the Cavaliers Operating Company, LLC. Prior to his retirement from Ernst & Young in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles including Vice Chairman and Regional Managing Partner, as well as a member of the firm’s Management Committee. Mr. Boland is also a director of Invacare Corporation and The Sherwin-Williams Company.

Age: 69

Director since: December 18, 2002

JAMES A. FIRESTONE

Executive Vice President and President, Corporate Operations of Xerox Corporation

Mr. Firestone is an Executive Vice President of Xerox Corporation and has been President, Corporate Operations since September 2008. Mr. Firestone was President of Xerox North America from October 2004 to September 2008. He has also served as head of Xerox’s channels group and as chief strategy officer. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques. Mr. Firestone is also a director of The Japan Fund, Inc.

Age: 54

Director since: December 3, 2007

ROBERT J. KEEGAN

Chairman of the Board, Chief Executive Officer and President of Goodyear

Mr. Keegan joined Goodyear on October 1, 2000, and he was elected President and Chief Operating Officer and a Director of Goodyear on October 3, 2000 and President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective July 1, 2003. Prior to joining Goodyear, Mr. Keegan was an Executive Vice President of Eastman Kodak Company. He held various marketing, financial and managerial posts at Eastman Kodak Company from 1972 through September 2000, except for a two year period beginning in 1995 when he was an Executive Vice President of Avery Dennison Corporation.

Age: 61

Director since: October 3, 2000

W.	ALAN McCOLLOUGH

Retired.  Formerly Chairman and Chief Executive Officer of Circuit City Stores Inc.

Mr. McCollough was elected Chairman, President and Chief Executive Officer of Circuit City Stores Inc., a consumer electronic retailer, in 2002 and served in that capacity until 2005. He remained Chairman and Chief Executive Officer until his retirement in 2006. He served as President and Chief Executive Officer from 2000 to 2002 and as President and Chief Operating Officer from 1997 to 2000. Mr. McCollough joined Circuit City in 1987 as general manager of corporate operations, and was named assistant vice president in 1989, president of central operations in 1991, and senior vice president of merchandising in 1994. Mr. McCollough is also a director of VF Corporation and La-Z-Boy Inc.

Age: 59

Director since: April 10, 2007

DENISE M. MORRISON

Senior Vice President and President — North America Soup, Sauces and Beverages, Campbell Soup Company

Ms. Morrison has served as Senior Vice President and President — North America Soup, Sauces and Beverages of Campbell Soup Company since October 2007. From June 2005 to October 2007 she was President of the Campbell USA Soup, Sauce and Beverage division and from April 2003 to June 2005 was President of Global Sales and Chief Customer Officer. She has been a Senior Vice President of Campbell Soup since April 2003. Prior to joining Campbell Soup, Ms. Morrison served in various managerial positions at Kraft Foods, including as Executive Vice President/General Manager of the Snacks Division from October 2001 to March 2003 and the Confections Division from January 2001 to September 2001. Ms. Morrison also served in various managerial positions at Nabisco Inc. from 1995 to 2000 and at Nestle USA from 1984 to 1995.

Age: 55

Director since:  February 23, 2005

RODNEY O’NEAL

Chief Executive Officer and President, Delphi Corporation

Mr. O’Neal has served in various managerial positions at Delphi Corporation since 2000 and has served as the Chief Executive Officer and President since January 1, 2007. He was President and Chief Operating Officer of Delphi Corporation from January 1, 2005 to December 31, 2006. Mr. O’Neal also served in various managerial and engineering positions at General Motors Corporation from 1976 to 1999, including Vice President of General Motors and President of Delphi Interior Systems prior to Delphi’s separation from General Motors. Mr. O’Neal is also a director of the Delphi Corporation and Sprint Nextel Corporation.

Age: 55

Director since: February 3, 2004

SHIRLEY D. PETERSON

Retired.  Formerly partner in the law firm of Steptoe & Johnson LLP

Mrs. Peterson was President of Hood College from 1995 to 2000. From 1989 to 1993 she served in the U.S. Government, first appointed by the President as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994. Mrs. Peterson is also a director of AK Steel Corporation, Champion Enterprises, Inc. and Wolverine Worldwide Inc.

Age: 67

Director since: April 13, 2004

STEPHANIE A. STREETER

Formerly Chairman, President and Chief Executive Officer of Banta Corporation

Ms. Streeter joined Banta Corporation, a provider of printing and supply chain management services, as President and Chief Operating Officer in January 2001, was elected Chief Executive Officer in 2002 and Chairman in 2004. She served as Chairman, President and Chief Executive Officer of Banta until its acquisition by R.R. Donnelley & Sons in 2007. Ms. Streeter also spent 14 years with Avery Dennison Corporation in a variety of product and business management positions, including as Group Vice President of Worldwide Office Products from 1996 to 2000. Ms. Streeter is also a director of Kohl’s Corporation.

Age: 51

Director since: October 7, 2008

G. CRAIG SULLIVAN

Retired.  Formerly Chairman and Chief Executive Officer, The Clorox Company

Mr. Sullivan served as Chairman and Chief Executive Officer of Clorox from 1992 to 2003. Prior to assuming that role in 1992, he served in various managerial positions at Clorox including group vice president responsible for both manufacturing and marketing of household products. Before joining Clorox, Mr. Sullivan held various sales management positions with The Procter & Gamble Company and American Express. Mr. Sullivan is also a director of Kimberly-Clark Corporation and Mattel, Inc.

Age: 68

Director since: April 11, 2006

THOMAS H. WEIDEMEYER

Retired.  Formerly Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.

Until his retirement in February 2004, Mr. Weidemeyer served as Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., a transportation and logistics company, since January 2001, and President and Chief Operating Officer of UPS Airlines since July 1994. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer is also a director of NRG Energy, Inc. and Waste Management, Inc.

Age: 61

Director since: December 9, 2004

MICHAEL R. WESSEL

President of The Wessel Group Incorporated

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding the Wessel Group, Mr. Wessel served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006. Mr. Wessel is an attorney with almost 30 years experience as a policy and international trade advisor in Washington, D.C. In 1977, as a staff assistant to Congressman Richard Gephardt, he advised government officials on a wide range of domestic and international issues. He was named legislative director in 1984, policy director in 1989 and general counsel in 1991 for Congressman Gephardt. Mr. Wessel also served as a key economic and trade policy advisor for Mr. Gephardt’s presidential campaigns in 1987-88 and 2003-04, as well as John Kerry’s campaign in 2004. He was a senior policy advisor for the Clinton/Gore Transition Office in 1992 and 1993.

Age: 49

Director since: December 6, 2005

Mr. Steven A. Minter was not nominated for re-election to the Board of Directors due to the retirement age provisions of Goodyear’s Corporate Governance Guidelines. Mr. Minter will be retiring from the Board at the Annual Meeting after 24 years of distinguished service. Goodyear and the Board of Directors are deeply grateful for his leadership and guidance during his tenure on the Board.

PROPOSAL TO AMEND GOODYEAR’S AMENDED ARTICLES OF INCORPORATION AND CODE OF REGULATIONS TO PROVIDE FOR THE MAJORITY ELECTION OF DIRECTORS
(Item 2 on your Proxy)

Our Board of Directors recommends that the shareholders approve an amendment to the Amended Articles of Incorporation requiring a majority vote for the election of directors in uncontested elections for which cumulative voting is not in effect. The Board also recommends that the shareholders approve an amendment to the Code of Regulations to delete a provision mandating that, in all elections of directors, the candidate receiving the greatest number of votes, a plurality vote, shall be elected. The Amended Articles currently do not specify the voting standard for the election of directors. Consequently, the Regulations provision, consistent with the default provisions of Ohio law, currently governs the Company’s director voting standard. Shareholder approval is required for the adoption of the proposed amendments to the Amended Articles and the Regulations.

In February 2008, our Board of Directors adopted a policy to assure that, in an uncontested election for which cumulative voting is not in effect, a director who fails to receive a greater number of votes “for” his or her election than votes “withheld” from such election would promptly offer his or her resignation to the Board. The Board would then decide, through a process managed by the Governance Committee, whether to accept the resignation. Our Majority Election of Directors Policy is included in our Corporate Governance Guidelines, which are available on the Company’s website at www.goodyear.com/investor/investorgovernance.html, and is described on page 1 of this Proxy Statement.

Historically, Ohio law provided that each director nominee who receives the highest number of affirmative votes cast is elected, regardless of whether such votes constitute a majority of all votes cast (including votes withheld). This system, referred to as plurality voting, has always been utilized by the Company for director elections. Ohio law was amended, effective January 1, 2008, to provide that the articles of incorporation may set forth alternative election standards, and, if no alternative is specified in the articles, plurality voting would continue to apply.

For the past few years, the Board has monitored developments in corporate governance closely as the practices surrounding the majority vote standard have evolved. Over that time, the legal and other potential consequences of adopting a majority vote standard have become clearer. A number of public companies have adopted some form of a majority vote standard, and there is now more experience and knowledge as to how it can be implemented. The Board has continued to evaluate the merits, risks and uncertainties relating to a majority vote standard and, after careful consideration, believes it is now in the best interests of the Company and its shareholders to strengthen the approach initially adopted by the Company by amending the Amended Articles of Incorporation and the Code of Regulations to provide for a majority vote standard.

This would ensure that each vote is specifically counted “for” or “against” a director’s election, and would further enhance the accountability of each director to the Company’s shareholders. No director would be elected unless he or she received more votes cast “for” than “against” his or her election.

The proposed amendments to the Amended Articles and the Regulations would provide for a majority vote standard in our Amended Articles that could not be further amended without shareholder approval and would delete the requirement for plurality voting from the Regulations. If the proposed amendments are adopted, an affirmative majority of the total number of votes cast with respect to the election of a director nominee will be required for election in an uncontested election for which cumulative voting is not in effect. Abstentions and “broker non-votes” will have no effect in determining whether the required affirmative majority vote has been obtained. For contested elections or elections for which cumulative voting is in effect, plurality voting would apply.

If this proposal is approved by the shareholders, the following new article will be added to the Amended Articles:

“SEVENTH: In order for a nominee to be elected a director of the corporation in an uncontested election for which cumulative voting is not in effect, the nominee must receive a greater number of votes cast “for” his or her election than “against” his or her election. In a contested election or if cumulative voting is in effect, the nominees receiving the greatest number of votes shall be elected, up to the number of directors to be elected. An election shall be considered contested if there are more nominees for election than director positions to be filled in that election.”

And the following provision of the Regulations (Article II, Section 2) will be amended as follows:

“At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors ~~and the candidates receiving the greatest number of votes shall be elected~~.”

If this proposal is approved by the shareholders, our current Majority Election of Directors Policy would remain in effect only to the extent needed to address “holdover” terms for any incumbent directors who fail to be re-elected under the new majority vote standard. Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death.

Adoption of the amendment to the Amended Articles of Incorporation requires the affirmative vote of at least two-thirds, and adoption of the amendment to the Code of Regulations requires the affirmative vote of at least a majority, of the shares of Common Stock outstanding on the record date. The amendment to the Code of Regulations contemplated by this Proxy Item 2 will not be adopted if the related amendment to the Amended Articles of Incorporation fails to receive the requisite two-thirds affirmative vote.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the amendments to Goodyear’s Amended Articles of Incorporation and Code of Regulations to provide for the majority election of directors (Proxy Item 2).

PROPOSAL TO AMEND GOODYEAR’S CODE OF REGULATIONS TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE REGULATIONS TO THE EXTENT PERMITTED BY THE OHIO GENERAL CORPORATION LAW
(Item 3 on your Proxy)

Our Board of Directors recommends that the Code of Regulations be amended by adding a provision authorizing the Board to make future amendments to the Regulations to the extent permitted by the Ohio General Corporation Law. For Ohio corporations, regulations are the equivalent of by-laws.

Our Regulations were first adopted in 1955 and contain many awkward and out-of-date provisions. The Board of Directors is not currently permitted to amend the Regulations. Previously, Ohio law did not permit the Board to amend the Regulations.

The Ohio General Corporation Law was amended in October 2006 to allow the Board of Directors to amend the Regulations without shareholder approval, within certain statutory limitations, thus bringing Ohio law into line with the law of most other states. However, the amended Ohio statute requires us to first seek shareholder approval in order for the Board to make future amendments to the Regulations. Other Ohio corporations have made this change to allow their regulations to be updated.

Under the 2006 amendments to the Ohio General Corporation Law, the Board is not permitted to amend the Regulations in various areas that impact fundamental shareholder rights. Specifically, the Board may not amend the Regulations to do any of the following: (1) change the authority of the shareholders themselves; (2) establish or change the percentage of shares that must be held by shareholders in order to call a shareholders meeting or change the time period required for notice of a shareholders meeting; (3) establish or change the quorum requirements at shareholder meetings; (4) prohibit the shareholders or directors from taking action by written consent without a meeting; (5) change directors’ terms of office or provide for the classification of directors; (6) change the quorum or voting requirements at directors meetings; or (7) remove the requirement that a “control share acquisition” of an “issuing public corporation” must be approved by the shareholders of the corporation to be acquired. In addition, the Board may not delegate the authority to amend the Regulations to a Board Committee. This proposal does not seek to change in any way these limitations placed on the Board under the Ohio General Corporation Law with respect to amendments to the Regulations, and would only allow the Board to amend the Regulations to the extent permitted by the Ohio General Corporation Law.

Under Ohio law, the shareholders can always override amendments made by the Board, and the Regulations may never divest the shareholders of the power to adopt, amend or repeal the Regulations.

The Board of Directors recommends that Article X of the Regulations be amended to add the following underlined language:

“The Regulations of the Company may be amended or new Regulations may be adopted by the shareholders, at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. The Regulations of the Company may also be amended by the directors to the extent permitted by the Ohio General Corporation Law.”

Adoption of the amendment to the Regulations requires the affirmative vote of a majority of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of an amendment to Goodyear’s Code of Regulations to authorize the Board of Directors to amend the Regulations (Proxy Item 3).

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on your Proxy)

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2009 and its internal control over financial reporting as of December 31, 2009. During fiscal year 2008, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” on page 52.

The following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2009 is hereby ratified.”

In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2010.

OTHER BUSINESS

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Messrs. Wells, Harvie or Bell in such manner as they, in their discretion, deem appropriate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The persons identified in the table below have reported that they beneficially owned at December 31, 2008 more than 5% of the outstanding shares of the Common Stock as follows:

	Shares of Common		Percent of Common
Name and Address	Stock Beneficially		Stock Outstanding
of Beneficial Owner	Owned		Beneficially Owned

FMR LLC
Fidelity Management & Research Company
Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	26,197,016	(1)	10.9%

Eton Park Fund, L.P.
Eton Park Master Fund, Ltd.
Eton Park Associates, L.P.
Eton Park Capital Management, L.P.
Eric M. Mindich 399 Park Avenue, 10th Floor New York, New York 10022	19,000,000	(2)	7.9%

(1)	Sole voting power in respect of 1,918,603 shares and sole dispositive power in respect of 26,197,016 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.

(2)	Shared voting and dispositive power in respect of 19,000,000 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009.

In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, has indicated that at the record date it held 10,996,827 shares, or approximately 4.6% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear and certain subsidiaries.

On February 13, 2009, each director and nominee, each person named in the Summary Compensation Table on page 30, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 13, 2009(1)
			Shares of	Shares of Common	Deferred Share
	Shares of		Common Stock	Stock Subject to	Equivalent Units
	Common Stock		Held in Savings	Exercisable	and Restricted		Percent of
Name	Owned Directly(2)		Plan(3)	Options(4)	Stock Units		Class

James C. Boland	3,000		-0-	-0-	35,383	(9)		*
James A. Firestone	-0-		-0-	-0-	7,468	(9)		*
W. Alan McCollough	-0-		-0-	-0-	10,278	(9)		*
Steven A. Minter	4,580		-0-	-0-	49,496	(9)		*
Denise M. Morrison	-0-		-0-	-0-	19,913	(9)		*
Rodney O’Neal	-0-		-0-	-0-	25,927	(9)		*
Shirley D. Peterson	1,000		-0-	-0-	24,025	(9)		*
Stephanie A. Streeter	-0-		-0-	-0-	3,410	(9)		*
G. Craig Sullivan	5,000		-0-	-0-	16,233	(9)		*
Thomas H. Weidemeyer	1,000		-0-	-0-	21,227	(9)		*
Michael R. Wessel	-0-		-0-	-0-	16,173	(9)		*
Robert J. Keegan	329,124	(5)	469	988,630	-0-			*
Darren R. Wells	10,408		166	70,846	-0-			*
Richard J. Kramer	162,965	(6)	226	179,121	454	(10)		*
C. Thomas Harvie	65,226		1,163	158,369	-0-			*
Arthur de Bok	62,835	(7)	-0-	113,430	-0-			*
W. Mark Schmitz	-0-		-0-	-0-	10,723	(10)		*
All directors, the named executive officers and all other executive officers as a group (30 persons)	921,138	(8)	6,359	1,980,928	255,769		1.2%

*	Less than 1%

(1)	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees (the “Savings Plan”).

(4)	Shares which may be acquired upon the exercise of options which are exercisable on or prior to April 14, 2009.

(5)	Includes 13,000 shares owned by his spouse.

(6)	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(7)	Includes 59,835 shares acquired under a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(8)	Includes 908,138 shares owned of record and beneficially or owned beneficially through a nominee, and 13,000 shares held by or jointly with family members of certain directors and executive officers.

(9)	Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation” at page 50.

(10)	Units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Compensation Philosophy

The key objectives of our executive compensation program are to:

•	motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth,

•	align executives’ interests with those of our stockholders, and

•	attract and retain qualified and experienced executive officers and other key personnel.

To help us achieve these objectives, we strive to offer our executive officers compensation and benefits that are tied to our performance, including equity-based compensation, and that are attractive and competitive for talent in the marketplace. The key components of compensation provided to our executive officers are:

•	annual salaries,

•	annual cash incentives based on performance measured against specific corporate and/or operating unit goals and individual performance,

•	long-term compensation in the form of:

•	stock options tied to the growth in our stock price from the date of grant,

•	performance shares, the payout of which is tied to the achievement of specific financial objectives during a three-year performance period and the growth in our stock price, and

•	cash awards under a long-term incentive plan, the payout of which is tied to achieving the same financial objectives used to determine performance share awards, and

•	retirement benefits and perquisites.

The following table provides an overview of the relationship between the objectives and components of our compensation program. A more detailed discussion of each component is provided later in this Compensation Discussion and Analysis.

Component	Description	Participants	Objectives Achieved

Annual Compensation

Base Salary	• Annual cash compensation	• All employees	• Provide a minimum level of fixed compensation necessary to attract and retain employees • Recognize skills, competencies, experience and individual contribution

Performance Recognition Plan — Annual Cash Incentive	• Annual cash incentive based on corporate and/or operating unit performance. Payments can be higher or lower than target based on individual performance.	• Key employees (including all named executive officers)	• Drive and differentiate for short-term performance:

   •   Across total company and operating units as measured primarily by the achievement of annual operating goals

• Of the individual as measured by achievement of specific strategic goals and demonstrated leadership

Component	Description	Participants	Objectives Achieved

Long-Term Compensation

Stock Options	• Long-term equity incentive program that provides the opportunity to purchase stock at a fixed price over a ten-year period. Results in value only if stock price increases.	• Key employees (including all named executive officers)	• Drive stock price performance • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Performance Share Grants	• Long-term cash and equity incentive program with award payouts tied to achievement of three-year corporate goals and stock performance; paid 50% in cash and 50% in shares of Common Stock.	• Key employees (including all named executive officers)	• Drive operational performance and shareholder value creation • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Executive Performance Plan	• Long-term cash incentive program with award payouts tied to achievement of three-year corporate goals; paid in cash.	• Senior executives (including all named executive officers)	• Drive operational performance • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Retirement Programs

Supplementary Pension Plan and Excess Benefit Plan	• Additional pension benefits	• Senior executives (including named executive officers)	• Facilitate retention • Support succession planning objectives by ensuring sufficiency of retirement replacement income

Qualified Retirement Plans	• Post-retirement benefits	• All U.S. employees	• Necessary to attract and retain employees

Other Executive Benefits

Perquisites
•   Home security systems

•   Tire program

•   Financial planning and tax preparation services

•   Annual physical exams

•   Use of company aircraft (in limited circumstances, and with executive partially reimbursing the Company)
		• Specific benefits are offered to different executive officers based on business purpose	• Assure protection of executive officers • Enable executives to focus on Company business with minimal disruption

Other Benefits	• Medical, welfare and other benefits	• All employees	• Necessary to attract and retain employees

We are guided by the following core principles in establishing compensation for our executives, including the Chairman, Chief Executive Officer and President (“CEO”) and the other executive officers named in the Summary Compensation Table (together with the CEO, the “named executive officers”):

First, compensation programs should motivate our executives to take actions that are aligned with our short-and long-term strategic objectives, and appropriately balance risk versus potential reward.

Second, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

Third, performance pay should offer an opportunity for above average compensation for above average performance balanced by the risk of below average compensation when our performance does not meet our goals.

Fourth, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our stockholders.

We generally target base salaries for our named executive officers below median market rates, as required by our master labor agreement (the “USW Agreement”) with the USW, and we target performance-based and equity compensation at rates that are either at the median market rate or somewhat above such rate. This approach minimizes fixed expense associated with salary and enables annual cash compensation and total compensation to fluctuate directly with performance against operating goals and changes in share price, thereby ensuring that overall costs are aligned with performance and that executives receive a leveraged and attractive compensation opportunity that varies based on results. This approach also provides an opportunity for compensation in excess of market median rates through superior performance. Conversely, executives may earn less than market median rates for performance that does not meet our goals and/or due to declines in our stock price.

Consistent with general market practice, the Compensation Committee believes that base salary should comprise approximately 20% of “primary compensation,” which we define to include salary, annual cash incentive and long-term compensation. The remaining approximately 80% of primary compensation is a mix of annual cash incentive, stock options, performance shares (currently paid half in cash and half in stock), and long-term cash-based incentive awards. The design and mix of variable compensation has been evolving over the past several years. The market value of our Common Stock, which has declined and experienced significant volatility during 2008, and the availability of shares under our equity compensation plans will impact our ability to use stock-based compensation to deliver a specified level of targeted compensation opportunity.

Compensation Decision-Making

Our Board of Directors has delegated to the Compensation Committee of the Board primary responsibility for establishing and administering our compensation programs for executive officers and other key personnel. The Compensation Committee oversees our compensation and benefit plans and policies, administers our stock plans (including reviewing and recommending equity grants to executive officers), and reviews and approves annually all compensation decisions relating to executive officers, including those for the CEO and the other named executive officers.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to executive officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual incentive targets and awards and long-term compensation targets and awards for executive officers, including the other named executive officers. In determining the compensation of a named executive officer, the Compensation Committee considers our performance and relative shareholder return, the compensation of officers with similar responsibilities at comparable companies, the awards given to the named executive officer in past years, the relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers, including comparing the relationship to that found at comparable companies, and such other factors that the Committee deems relevant that are discussed elsewhere in this Compensation Discussion and Analysis. The Compensation Committee informs the other non-management directors of its decisions regarding compensation for the CEO and the other named executive officers.

At least annually, the Compensation Committee reviews our executive compensation practices to determine whether they meet, and are consistent with, the key objectives of our compensation program. From time to time, members of our Executive Compensation group in our Corporate Human Resources Department make presentations to the Compensation Committee and the Board on compensation matters, including compensation philosophy, elements and mix of compensation, and our various compensation programs.

The Compensation Committee generally adheres to the guidelines and philosophy described above under “Compensation Philosophy.” However, significant changes in our business or the markets in general, may cause the Compensation Committee to deviate from these guidelines if deemed appropriate. This allows the Compensation Committee to motivate our executives and other key personnel to attain appropriate short-term and long-term performance goals and to manage the Company for sustained long-term growth, serve the best interests of the Company and our stockholders, and attract and retain talented executives.

Role of Compensation Consultant

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our executive officers. During 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc., as its independent compensation consultant, to provide advice and assistance on executive compensation matters, including the 2008 compensation decisions that are discussed elsewhere in this Compensation Discussion and Analysis. As part of its engagement, Frederic W. Cook & Co. reviewed our executive compensation peer group and conducted a competitive analysis of the primary compensation opportunities for the named executive officers as well as our operational and stock price performance relative to the peer group. Frederick W. Cook & Co. also conducted a comprehensive review of the design of our primary compensation programs, including our variable incentive plans and other compensation plans, and provided recommendations for changes where appropriate. Frederic W. Cook & Co. also reviewed our non-qualified deferred compensation plans in connection with amendments made to those plans in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), our CEO’s employment agreement in connection with its renewal and our non-employee director compensation program. Frederic W. Cook & Co. works with Goodyear only under the direction of the Compensation Committee and did not provide any other advice or consulting services to us in 2008.

Benchmarking of Primary Compensation

As noted above, the Compensation Committee generally targets primary compensation levels for named executive officers at median market rates. For these purposes, the Compensation Committee has determined “market” rates by considering two sources:

•	proxy statements of 16 peer companies with annual revenues ranging from $14.4 billion to $58.6 billion and median revenues of $22.4 billion; and

•	compensation surveys published from time to time by national human resources consulting firms.

For 2008 compensation decisions, the peer group noted above consisted of: 3M, Caterpillar, Deere & Co., DuPont, Eaton, Emerson Electric, Honeywell, Illinois Tool Works, Johnson Controls, Lear, Paccar, PPG Industries, Textron, TRW Automotive, United Technologies and Whirlpool. This peer group was used because its membership reflects alignment with the nature of our business, workforce and global complexity. The peer group does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us and non-U.S.-based tire companies do not publish comparable compensation information. The Compensation Committee may continue to make changes in the peer group from time to time based on the criteria described above or other relevant factors.

Data with respect to comparable elements of primary compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements containing executive compensation data.

Elements of Compensation

Annual Compensation

Base Salaries

We provide base salaries to recognize the skills, competencies, experience and individual performance each named executive officer brings to his position. We target base salaries below median market rates, as required by the USW Agreement, and place correspondingly greater emphasis on performance-based incentive and equity compensation. Salary guidelines for each named executive officer’s position are based primarily on market data that we derive through our benchmarking practices, as described above. We also develop salary guidelines from compensation surveys using regression analysis based on revenues of the surveyed companies. In addition to data derived from these surveys, the Compensation Committee reviews general surveys prepared by national human resource consulting firms indicating past, present and projected salary structures and annual increases for executive positions. The Compensation Committee also considers the CEO’s recommendations (other than with respect to his base salary), which are based in substantial part on the guidelines described above as well as on certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer against corporate, operating unit and individual objectives established at the start of each year, their current and future responsibilities, our recent financial performance, retention considerations, and general economic and competitive conditions.

2008 Base Salary Decisions

Using the methodologies described above for setting salary guidelines, in December 2007 we compared total compensation levels for our named executive officers and 16 additional executives against survey data provided by Frederic W. Cook & Co. We concluded that the base salaries of our named executive officers who are direct reports to the CEO were, in the aggregate, below the market median, in accordance with the USW Agreement.

In 2008, the overall increase in base salaries for all executive officers, excluding the CEO and executive officers who received significant promotions, was 3.3%. Base salary increases were determined in February 2008. Mr. Keegan, Mr. Kramer, Mr. Harvie and Mr. de Bok received increases of 3.4%, 3.6%, 6.3% and 13.6%, respectively. Mr. Wells was elected as our Chief Financial Officer effective October 17, 2008 at an annual base salary of $450,000. Mr. de Bok received a greater increase in his base salary due to his increased responsibilities following his appointment as President of our new Europe, Middle East and Africa business unit, which was formed in the first quarter of 2008 by combining our former European Union and Eastern Europe, Middle East and Africa business units. Mr. Schmitz received a base salary of $407,549 for the portion of the year he was our Chief Financial Officer. Salaries of the current named executive officers in 2008 were an average of 5% lower than the median indicated by the salary guidelines described above. Since no annual incentives were paid with respect to 2008, salaries in 2008 represented all of the total annual cash compensation paid to the named executive officers. Due to the current economic environment, we do not anticipate providing any base salary increases to our named executive officers in 2009.

Annual Cash Incentives — Performance Recognition Plan

The Performance Recognition Plan provides annual cash-based incentives for approximately 730 participants, including all named executive officers. Awards under the Performance Recognition Plan are designed to emphasize important short-term operating and tactical objectives that directly drive the creation of shareholder value and provide appropriate balance with the metrics used in our long-term incentives. Awards generally have the following characteristics:

•	an individual’s target incentive level for the award is set annually at rates slightly above market median levels so that when combined with the below median base salaries required by the USW Agreement, we provide an overall annual compensation opportunity aligned with market median levels;

•	the level of funding of the annual incentive pool is based on the level of achievement of two financial performance criteria (linked to overall company and/or operating unit results), adjusted for extraordinary items and other relevant factors as recommended by the CEO and approved by the Compensation Committee, each of which is described in more detail below;

•	the amount of individual payouts for executives can range from 0% to 200% of the executive’s target incentive, based on the executive’s performance during the year against individual objectives; and

•	the total payout for all participants may not exceed the incentive pool.

Each financial performance criterion has a target level as well as a minimum and maximum level, which are determined based on the perceived difficulty of the established targets and actual results for those financial measures in prior years. For corporate officers, funding of the incentive pool available for payouts is based on overall company results with respect to the two financial performance criteria. Funding of the incentive pool for officers of our four operating units is based 60% on that operating unit’s results and 40% on overall company results. In this manner, we believe our executives are held most accountable for financial results in the areas where they have the most control and influence, but are also motivated to work cooperatively with other operating units to maximize results for the entire Company.

In determining the funding of the incentive pool available for payouts, the Compensation Committee first compares actual results with the target performance level for the two financial performance criteria. This comparison is done for the Company overall, and for each operating unit. These results are referred to as the “actual results.” Then, the Committee considers and takes into account the following three factors to determine whether the actual results should be adjusted:

•	non-recurring restructuring charges are considered for exclusion, consistent with past practice, because the Compensation Committee believes senior managers should be encouraged to make decisions with long-term benefits to the Company without being concerned about the impact on their incentive compensation;

•	the effects of significant one-time, unanticipated, non-operating or extraordinary events are considered for exclusion, consistent with past practice, because the effect of such events would generally not have been reflected in the performance targets; and

•	qualitative factors that might call for adjustment of the actual results are considered upon the recommendation of the CEO based on his overall assessment of our business and performance.

After the size of the incentive pool has been determined as described above, the payout for each named executive officer is determined. In this process, the officer’s target incentive amount is first multiplied by the same percentage used to determine the aggregate incentive pool applicable to such officer. (For example, if the incentive pool applicable to such officer is funded at 150% of the aggregate target incentive amount, the officer’s individual payout initially would be set at 150% of his individual incentive target.) Then, the CEO assesses the officer’s individual performance and contributions towards Company goals and makes his recommendations with respect to individual payout amounts to the Compensation Committee, which considers the CEO’s recommendations and determines the final payouts. The Compensation Committee undertakes the same process for the CEO and makes the determination as to the final payout amount for the CEO. Participants can earn between 0% and 200% of their target incentive, but the total payout for all participants may not exceed the aggregate incentive pool.

To illustrate how the Performance Recognition Plan works, assume an award with a target level of $50,000. If the company-wide and operating unit performance criteria are attained in an amount equal to 150% of their target amounts, the amount contributed to the overall incentive pool in respect of this award is $75,000 (i.e., 150% of $50,000). However, the individual having this award would be eligible to receive a payout between $0 and $100,000 (i.e., up to 200% of the target level), depending on the individual’s own performance and contribution to Company goals.

Awards are generally paid in cash. However, named executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, we will match 20% of the deferred amount with additional stock units that will vest in one year subject to the executives’ continued employment. Any stock units are converted to shares of Common Stock and paid to the participant in January of the fourth year following the end of the plan year under which the award was earned. See “Executive Deferred Compensation Plan” below.

Future awards under the Performance Recognition Plan may utilize different or additional financial performance criteria, as well as other quantifiable performance measures that are tied to the achievement of important strategic objectives that drive the success of our business.

2008 Payouts Under Performance Recognition Plan

In 2008, the performance criteria used for incentive awards under the Performance Recognition Plan were as follows:

•	for corporate officers (including Messrs. Keegan, Wells and Harvie): (i) Goodyear’s net sales, less cost of goods sold, selling, administrative and general expense, and finance charges (“adjusted EBIT”) and (ii) Goodyear’s “operating cash flow” (cash flow from operations and investing activities, each adjusted for foreign currency exchange, less the change in restricted cash and dividends paid to minority interests in subsidiaries), both equally weighted at 50% and independent of each other; and

•	for officers of our four operating units (including Messrs. Kramer and de Bok): (i) the operating unit’s net sales, less cost of goods sold and selling, administrative and general expense (“EBIT”) and (ii) the operating unit’s operating cash flow (as defined above), both equally weighted at 50% and independent of each other.

Adjusted EBIT is derived from our audited financial statements by reducing net sales for cost of goods sold, selling, administrative and general expense, and finance charges, and EBIT is derived from our audited financial statements by reducing net sales for cost of goods sold and selling, administrative and general expense. The Compensation Committee used adjusted EBIT to measure overall company results, rather than EBIT, to provide our officers an incentive to reduce finance charges, given existing debt levels.

The Compensation Committee established the performance targets for the Performance Recognition Plan in February 2008. The Compensation Committee set the corporate adjusted EBIT target taking into account increased performance expectations for each operating unit. The North American Tire and Europe, Middle East and Africa Tire (“EMEA”) EBIT targets also reflected increased performance expectations during 2008. The corporate and North American Tire operating cash flow targets were established taking into account the Voluntary Employees’ Beneficiary Association funding obligations. Consistent with past practices, the Compensation Committee also excluded accelerated depreciation expense related to plant closures from the corporate adjusted EBIT target. Overall, the Compensation Committee believed the financial targets reflected a significant stretch for the Company given the dynamic and increasingly competitive business environment, the challenging economic environment, rapidly increasing costs of raw materials, and the incremental growth required from 2007 actual results.

In February 2009, the Compensation Committee reviewed actual results for 2008 with respect to achievement of the company-wide and operating unit financial performance criteria.

For overall company results (the performance of which is relevant for determining incentive amounts for Messrs. Keegan, Wells and Harvie), target adjusted EBIT was $880 million and actual adjusted EBIT (adjusted as described above) was $472 million, or approximately 46% below target, and target operating cash flow was ($50) million and actual operating cash flow (adjusted as described above) was ($834) million, significantly below target.

As noted above, funding of the incentive pool for officers of our four operating units is based 60% on that operating unit’s results and 40% on overall company results. The North American Tire unit (the performance of which is relevant for determining Mr. Kramer’s incentive payment) fell short of its minimum EBIT and operating cash flow targets. The EMEA unit (the performance of which is relevant for determining Mr. de Bok’s incentive payment) also fell short of its minimum EBIT and operating cash flow targets.

We experienced difficult industry conditions during 2008 as the global economic slowdown increased both in severity and geographic scope throughout the course of the year. These industry conditions were characterized by dramatically lower motor vehicle sales and production, weakness in the demand for replacement tires, and recessionary economic conditions in many parts of the world. As a result of these factors, we did not meet the challenging performance targets established in February 2008 for incentive awards under the Performance Recognition Plan. In light of the global economic slowdown, its impact on our business and our performance against our targets, we determined not to fund the 2008 corporate, North American Tire or EMEA incentive pools for our named executive officers.

The table below presents information regarding the potential and actual awards for our named executive officers under the Performance Recognition Plan:

	Target Payout	Payout Range				Actual Award
	as a % of	as a % of	Target Award	Maximum Award	Actual Award	as a % of
Name	Salary	Salary	($)	($)	($)	Salary

Keegan	152%	0%-304%	$1,850,000	$3,700,000	$0	0%
Wells	66%	0%-132%	229,071	458,142	0	0%
Kramer	91%	0%-182%	520,000	1,040,000	0	0%
Harvie	70%	0%-140%	350,000	700,000	0	0%
de Bok	74%	0%-148%	366,188	732,376	0	0%
Schmitz(1)	—	—	—	—	—	—

(1)	Mr. Schmitz was no longer our Chief Financial Officer at December 31, 2008. As a result, he was not eligible to receive an award under the Performance Recognition Plan for 2008.

Long-Term Compensation

Long-term incentives are delivered through grants of stock options and performance shares under our 2005 and 2008 Performance Plans (collectively, the “Performance Plans”) and long-term cash-based incentive awards under our Executive Performance Plan. Long-term performance-based compensation is generally designed to represent approximately 60% of the primary compensation of named executive officers, assuming target performance levels.

This is consistent with our emphasis on long-term compensation, which better ties the executive’s compensation to long-term operational success and shareholder value creation. The mix of long-term compensation between stock option grants, performance share grants, and cash-based long-term incentives was based, in part, on the number of shares available for grant under the Performance Plans, as well as considerations relating to managing the dilutive effect of share-based awards.

The amount and terms of grants to named executive officers under the Performance Plans and the Executive Performance Plan are based on criteria established by the Compensation Committee and typically include responsibility level, base salary level, current Common Stock market price, officer performance, recent Goodyear performance, internal pay equity, and, with respect to the Performance Plans, the number of shares available under the plan. As discussed above under “Compensation Philosophy,” the Compensation Committee makes grants under these plans with the objective of providing a target primary compensation opportunity at or somewhat above median market rates.

Cash-Based Awards Under the Executive Performance Plan

The Executive Performance Plan provides long-term incentive compensation opportunities in order to motivate key personnel to achieve our long-term business objectives and to attract, retain and reward key personnel. This plan was originally established, in 2003, to address the limitations of providing compensation through our equity compensation plans. Due to the relatively low market price of our Common Stock at the time, the quantity of shares that would have been necessary to provide meaningful incentive compensation would have exceeded the number of available shares under the 2002 Performance Plan and would have created an unacceptable level of potential share dilution. As a result, the Compensation Committee determined that a cash-based plan was the most appropriate tool for providing performance and retention incentives. The market value of our Common Stock and the availability of shares under our equity compensation plans continue to impact our ability to use stock-based compensation to deliver a specified level of targeted compensation opportunity. As a result, the Executive Performance Plan remains a valuable compensation tool.

The Compensation Committee generally makes Executive Performance Plan grants at its first meeting following completion of the prior fiscal year (typically in February). Awards of units under the Executive Performance Plan generally have the following characteristics:

•	the target value is $100 per unit;

•	the payout amount is based on results over a three-year period as compared with performance goals set at the start of the three-year period; and

•	the payout amount can range from $0 per unit to $200 per unit based on actual results (and assuming the recipient remains continuously employed by us through the performance period).

The number of target units awarded annually to each named executive officer is based on a number of considerations, including market data about competitive long-term compensation and the CEO’s recommendations. In determining target awards, the CEO takes into consideration certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer, our recent performance, internal pay equity, retention considerations and general economic and competitive conditions.

The performance criteria for grants made for the 2006-2008, 2007-2009 and 2008-2010 performance periods were cumulative net income and cumulative cash flow, net of debt, each weighted equally. Results were based on our consolidated performance, with no award tied to business unit performance. In this manner, the plan emphasizes long-term consolidated financial results, balances performance measures used under the Performance Recognition Plan and reinforces the need for teamwork among executives. Net income was used as a measure to focus on bottom line improvement. Cash flow focused on our efforts to manage the cash requirements associated with our business, including our debt, pension and OPEB obligations and our efforts to improve our capital structure, and adjusting for net debt provides incentive to reduce our obligations, including our debt and pension obligations. The amount of debt that is netted out is equal to the amount of total debt on the consolidated balance sheet plus expected domestic pension funding obligations for the next three fiscal years, less cash on the consolidated balance sheet.

167,590 units were granted in respect of the 2006-2008 performance period, 174,150 units were granted in respect of the 2007-2009 performance period, and 183,720 units were granted in respect of the 2008-2010 performance period.

2008 Grants Under the Executive Performance Plan

The Compensation Committee awarded an aggregate of 183,720 units in respect of the 2008-2010 performance period under the Executive Performance Plan. The performance criteria for the 2008 grants are cumulative net income and cumulative total cash flow, net of debt, each weighted equally. The performance targets for the 2008-2010 period generally require relatively greater improvement in performance than had been contemplated under prior years’ grants and will be achieved, at the target performance level, if we successfully execute our three-year operating plan. The Compensation Committee determined that it was appropriate for the 2008-2010 performance targets to be consistent with our three-year operating plan which reflects the Company’s emergence from a challenging period of recovery that began in 2003. The targets are premised on the Company meaningfully growing both net income and cumulative total cash flow during the three-year performance period.

The value of the units granted for the 2008-2010 performance period (assuming payout at $100 per unit) represents approximately 51% of the value of total long-term compensation awarded to the current named executive officers in 2008. Included in the grants for the 2008-2010 performance period were grants of 43,890; 6,700; 12,000; 7,700; and 9,500 units to Messrs. Keegan, Wells, Kramer, Harvie and de Bok, respectively. Mr. Schmitz was granted 8,800 units for the 2008-2010 performance period, but those units were forfeited upon his departure from the Company. Payment on each unit may range between $0 and $200 depending upon the attainment of the performance criteria described above.

Performance Shares

In 2006, in order to more closely align executive compensation to the performance of our Common Stock and to better manage concerns about stockholder dilution, and in response to new accounting rules with respect to stock options under Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”), we introduced performance shares as a new component of long-term compensation for named executive officers and other key personnel. We believe that performance shares, like the cash-based Executive Performance Plan, drive operational performance while also driving shareholder value creation, thereby better aligning the interests of our executives with those of our shareholders.

Performance shares are granted under the 2005 and 2008 Performance Plans and generally have the following terms:

•	vesting is based on results over a three-year period as compared with performance goals set at the start of the three-year period and continued employment; and

•	once vested, shares are paid 50% in cash (based on the market value of our Common Stock on the vesting date) and 50% in stock.

The number of performance shares awarded annually to each named executive officer, measured by the percentage of total long-term compensation represented by such shares, is based on a number of considerations, including market data for comparable long-term incentive compensation and the CEO’s recommendations, which are based in part on certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer, our recent performance, share availability under our equity compensation plans, internal pay equity, retention considerations, and general economic and competitive conditions.

Performance shares granted beginning in 2009, once vested, will be paid all in stock.

2008 Performance Share Grants

In 2008, the Compensation Committee awarded an aggregate of 1,054,325 target performance shares. The vesting period for these shares is 2008-2010 and the performance criteria over this period are cumulative net income and cumulative total cash flow, net of debt, each weighted equally, as described above under “Cash-Based Awards Under the Executive Performance Plan.” The aggregate target value of the performance shares granted to the current named executive officers in 2008 (measured at grant date fair value) was $1,669,522. This represented approximately 13% of total long-term compensation awarded to the current named executive officers in 2008. In 2008, target grants of 20,279; 7,077; 16,111; 9,910; and 10,469 performance shares for the 2008-2010 performance period were made to Messrs. Keegan, Wells, Kramer, Harvie and de Bok, respectively, having the terms described above. Mr. Schmitz received a target grant of 7,479 performance shares for the 2008-2010 performance period, but those performance shares were forfeited upon his departure from the Company.

Payouts for the 2006-2008 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares

Following the sale of our Engineered Products business in July 2007, the Compensation Committee modified the cumulative net income and cumulative total cash flow, net of debt targets to reflect the sale of that business. The table below shows the performance goals and corresponding payout percentages for awards granted for the 2006-2008 performance period.

	Payout per Executive Performance Plan Unit or Performance Share
	50%	100%	200%

Performance Measure (2006-2008):
Cumulative net income	$1,149 million	$1,195 million	$1,252 million
% of target	96%	100%	105%
Cumulative total cash flow, net of debt	$1,794 million	$1,891 million	$2,178 million
% of target	95%	100%	115%

The Executive Performance Plan and the 2005 Performance Plan permit the Committee to make adjustments to actual company results for the performance measures for extraordinary items and other relevant factors. Over the three-year performance period, actual company results were adjusted to reflect the impact of the USW strike, to exclude restructuring charges and to exclude the gain on, and the cash proceeds from, the sale of our Engineered Products business. The table below shows actual adjusted results with respect to the performance measures over the 2006-2008 performance period.

			Performance (as
	Target	Actual Adjusted Results	% of target)

Performance Measure (2006-2008):
Cumulative net income	$1,195 million	$848 million	71%
Cumulative total cash flow, net of debt	$1,891 million	$2,349 million	124%

During the performance period for the 2006 grants, we faced a number of substantial challenges impacting the tire industry generally, such as industry overcapacity, recessionary economic conditions in many parts of the world in 2008, particularly in North America and Europe, volatile and high raw material and energy costs, weakness in the North American auto industry, and increased competition from low-cost manufacturers. We also faced several Company-specific challenges, such as a significant negotiation with the USW on the terms of a new master labor agreement, the USW strike and the recovery from the USW strike, the implementation of a capital structure improvement plan, and the need to implement significant cost reductions. In the face of these challenges, the targets established for these grants were considered aggressive targets, the achievement of which would mean we were on our way to financial recovery and poised for future growth. Our performance during the period reflects significant price and product mix improvements that more than offset raw material cost inflation, the completion of our capital structure improvement plan, additional debt reduction initiatives, the substantial progress made on our cost reduction and other strategic initiatives, including significant increases in our cost reduction targets, and the strong performance of our international business units, many of which achieved record results in sales and segment operating income during the three-year performance period. We exceeded our cumulative total cash flow, net of debt target for the 2006-2008 performance period due to our efforts to manage cash flow during the performance period, particularly as economic conditions worsened in 2008. However, we did not achieve our cumulative net income target for the 2006-2008 performance period, primarily due to the global economic downturn in 2008, especially in the fourth quarter of 2008, as we took actions to focus on cash management by reducing production and managing inventory levels.

Based on the results over the 2006-2008 performance period, the Compensation Committee approved payout of the Executive Performance Plan awards for such period in an amount equal to 100% of the target amount per unit.

The table below shows payout amounts for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2006-2008 performance period:

	Target Payout as a	Payout Range as a %	Target Award	Maximum Award	Actual Award	Actual Award as a %
Name	% of Salary	of Salary	($)	($)	($)	of Salary

Keegan	378%	0%-756%	$4,600,000	$9,200,000	$4,600,000	378%
Wells	115%	0%-230%	400,000	800,000	400,000	115%
Kramer	192%	0%-384%	1,100,000	2,200,000	1,100,000	192%
Harvie	154%	0%-308%	770,000	1,540,000	770,000	154%
de Bok	176%	0%-352%	870,000	1,740,000	870,000	176%
Schmitz	—	—	—	—	—	—

In reviewing and considering payouts under the Executive Performance Plan for the 2006-2008 performance period, the Compensation Committee considered not only the impact of the lost tax deductions associated with such payouts under Section 162(m) of the Code, but also the significant U.S. deferred tax assets available to us from prior periods, as well as the benefits realized by us and our stockholders from the successful efforts of our senior management team in leading the turnaround effort over the past several years. In balancing these considerations, the Compensation Committee concluded that it would be appropriate to approve payouts in respect of the grants for the 2006-2008 performance period, notwithstanding the loss of the associated tax deduction.

Based on the results over the 2006-2008 performance period, the Compensation Committee approved payouts with respect to performance share awards for such period in an amount equal to 100% of the target number of performance shares. Performance shares are paid 50% in cash and 50% in stock.

The table below shows the payout for each of the named executive officers in respect of their grants of performance shares for the 2006-2008 performance period:

	Target Award	Maximum Award	Actual Award	Aggregate Dollar	Aggregate Number of
Name	(Shares)	(Shares)	(Shares)	Amount Paid Out(1)	Shares Paid Out

Keegan	15,000	30,000	15,000	$43,800	7,500
Wells	2,600	5,200	2,600	7,592	1,300
Kramer	9,750	19,500	9,750	28,470	4,875
Harvie	5,550	11,100	5,550	16,206	2,775
de Bok	5,500	11,000	5,500	16,060	2,750
Schmitz	—	—	—	—	—

(1)	Based on the market value of our Common Stock on December 31, 2008 of $5.84 (the average of the high and low per share sale prices of our Common Stock on that date).

Stock Options

The Compensation Committee annually grants stock options to named executive officers and other key employees to link executives to results earned by shareholders and build executive ownership. Stock options constitute an important element of our long-term incentive compensation program and support several important objectives and principles. Because options result in gains only in the event that the stock price appreciates, they serve to align the interests of management with shareholders.

Stock options are granted under the Performance Plans and generally have the following terms:

•	options vest in equal, annual installments over a 4-year period;

•	options have a ten-year term; and

•	the exercise price is equal to the market value of our Common Stock on the date of grant, with the market value under the 2005 Performance Plan determined by averaging the high and low sale prices of our Common Stock on that date.

Each stock option granted through 2007 included a right to the automatic grant of a new option (a “reinvestment option”) for the number of shares tendered in the exercise of the original stock option and withheld to pay income taxes. The reinvestment option will be granted on, and will have an exercise price equal to the market value of our Common Stock on, the date of exercise of the original option. Reinvestment options are generally subject to the same terms and conditions as the original stock option but do not include the right for a further reinvestment option. All reinvestment options vest one year from the date of grant and will expire on the date the original option would have expired. The Compensation Committee did not include the reinvestment option feature in its February 2008 stock option grants under the 2005 Performance Plan due, in part, to changes in the accounting for compensation expense associated with stock option grants under SFAS 123R. In addition, the 2008 Performance Plan does not provide for a reinvestment option feature.

The portion of long-term incentive compensation provided in the form of stock option grants each year is determined based on the number of available options under the Performance Plans, as well as market data on long term-compensation. We use a Black-Scholes valuation model to determine the number of stock options needed to provide the desired value consistent with overall median market compensation.

2008 Stock Option Grants

In 2008, the Compensation Committee awarded an aggregate of 1,581,360 stock options (excluding reinvestment options) under the 2005 and 2008 Performance Plans. The aggregate value of the stock options (excluding reinvestment options) granted to the current named executive officers in 2008 (measured at grant date fair value) was $4,851,550. This represented approximately 36% of total long-term compensation awarded to the current named executive officers in 2008. In February 2008, grants of 237,123; 12,333; 50,740; 33,311 and 29,905 stock options were made to Messrs. Keegan, Wells, Kramer, Harvie and de Bok, respectively, having the terms described above. Mr. Schmitz was granted 25,444 stock options in February 2008, but those stock options were forfeited upon his departure from the Company.

During 2008, reinvestment option grants were made to Messrs. Keegan and Harvie, with a grant date fair value of $391,650 and $489,258, respectively. See Note 5 to the Grants of Plan-Based Awards table below. All options granted to named executive officers during 2008 were non-qualified stock options. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date.

Restricted Stock

The Compensation Committee occasionally grants restricted stock to named executive officers and other key employees, typically to replace similar stock-based awards or other benefits at a prior employer, to recognize extraordinary effort or for retention purposes. Restricted stock links executives to the results earned by shareholders and builds executive stock ownership.

Restricted stock has a minimum restriction period of three years, subject to the pro rata lapse of those restrictions. During the restriction period, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for restricted shares, the grantee shall be entitled to vote restricted shares and, unless the Compensation Committee otherwise provides, to receive dividends, if any.

In February 2008, the Compensation Committee granted 93,492 and 59,835 shares of restricted stock to Messrs. Kramer and de Bok, respectively. These shares will vest 50% three years from the date of grant (in February 2011) and 50% four years from the date of grant (in February 2012). The Compensation Committee determined to make these grants in consideration of Mr. Kramer’s and Mr. de Bok’s significant contributions to Goodyear and importance to Goodyear in the future.

Pension Benefits

We provide most named executive officers with pension benefits under both qualified and non-qualified pension plans. The qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees. The non-qualified plan benefits are pursuant to a partially funded, defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”). Named executive officers serving outside the United

States, such as Mr. de Bok, participate in local Goodyear or governmental pension plans, rather than the Salaried Plan or Savings Plan.

The Salaried Plan is designed to provide tax-qualified pension benefits for U.S.-based salaried employees hired prior to January 1, 2005. Messrs. Keegan, Wells, Harvie and Kramer participate in the Salaried Plan along with other Goodyear employees. Effective December 31, 2008, the Salaried Plan accrued benefit is frozen. Future tax-qualified benefit accruals for these four named executive officers and other Goodyear salaried employees are provided by Company contributions under the retirement contributions feature of the Savings Plan. (Salaried employees hired after December 31, 2004 participate in the retirement contributions feature of the Savings Plan from their date of hire.) Mr. de Bok does not participate in the Salaried Plan. He participates in Goodyear’s Netherlands Pension Plan and in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

The Supplementary Plan provides additional pension benefits to executive officers and certain other key individuals identified by the Compensation Committee. All of the current named executive officers participate in the Supplementary Plan. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service or retire after age 55 with ten years of service. However, benefits payable under the Supplementary Plan are offset by the amount of any benefits payable under the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. pension plans, and certain prior employer pension plans. The Committee believes supplemental executive retirement plans such as the Supplementary Plan are an important part of executive compensation and are utilized by most large companies, many of which compete with the Company for executive talent. Retirement benefits, including those provided through a supplemental executive retirement plan, are a critical component of an executive’s overall compensation program and are essential to attracting, motivating and retaining talented executives with a history of leadership. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

We also maintain a non-qualified unfunded Excess Benefit Plan that pays an additional pension benefit over that paid under the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on pension benefits under qualified plans. This plan is provided to allow the continuation of benefits from the qualified plan to individuals whose income exceeds the Code guidelines for qualified plans. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, there is a corresponding non-qualified defined contribution excess plan that mirrors the retirement contributions feature of the Savings Plan.

Mr. Schmitz participated in the Savings Plan and the Supplementary Plan prior to his departure from the Company. Mr. Schmitz forfeited his Company contributions under the Savings Plan since he had less than two years of service at the time of his departure and he will not receive any benefits under the Supplementary Plan since he was not eligible for retirement at the time of his departure.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see the table captioned “Pension Benefits” and the accompanying narrative elsewhere in this Proxy Statement.

Severance and Change-in-Control Benefits

We provide for the payment of severance benefits to our named executive officers upon certain types of terminations of employment. The Goodyear Continuity Plan for Salaried Employees (the “Continuity Plan”) provides certain severance benefits to our employees and employees of our domestic subsidiaries who participate in the Executive Performance Plan, Performance Recognition Plan or Savings Plan. The Continuity Plan was adopted on April 10, 2007 and amended and restated The Goodyear Employee Severance Plan for Salaried Employees that was originally adopted in 1989.

The Continuity Plan was designed to attract, retain and motivate employees, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our employees are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Continuity Plan and the related change-in-control triggers (commonly referred to as “double triggers”) are described in more detail under the heading “Potential Payments Upon Termination or Change-in-Control” elsewhere in this Proxy Statement, and generally provide for the payment of severance benefits if employment is terminated during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our 2008 Performance Plan are substantially similar to those in the Continuity Plan.

We selected the specific change-in-control triggers used in the Continuity Plan, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies, and statutory provisions, such as the Ohio Control Share Acquisition Law, that could also be triggered in the event of a change-in-control. Based upon that review, we determined that the terms and conditions of the Continuity Plan, including the specific change-in-control triggers, were consistent with market practices and are a necessary component of a competitive compensation program. We also believe that the Continuity Plan is in the best interests of the Company and our shareholders because it ensures that we will have the continued commitment of our employees in the event of an actual or threatened change-in-control.

For additional information regarding the terms of the Continuity Plan and benefits payable under such plan, see “Potential Payments Upon Termination or Change-in-Control” elsewhere in this Proxy Statement.

In addition to benefits provided under the Continuity Plan, under appropriate circumstances, such as reductions in force or elimination of positions, we may provide severance benefits to executive officers, including the named executive officers, whose employment terminates prior to retirement. In determining whether to provide such benefits and in what amount, we consider all relevant facts and circumstances, including length of service, circumstances of the termination, the executive officer’s contributions to Company objectives, and other relevant factors. When we provide such benefits, typically the amount of severance is the equivalent of six to 18 months of base salary plus an amount based on the individual’s target annual incentive payment then in effect over an equivalent period. The severance payment may be paid in a lump sum or in installments. We also may provide limited outplacement and personal financial planning services to eligible executive officers following their termination.

Consistent with our severance practices described above, we provided Mr. Schmitz with installment payments totaling $973,127, comprised of $941,700 representing base salary, target annual incentive payment and health, welfare and other benefit payments for a 12 month period, $18,927 representing unused and accrued vacation and $12,500 for up to 12 months of outplacement services.

Mr. Keegan’s employment agreement also provides for the payment of severance compensation if we terminate his employment without “cause” or if Mr. Keegan terminates his employment for “good reason,” as such terms are defined in that agreement. For additional information regarding the terms of Mr. Keegan’s employment agreement and the severance benefits payable under such agreement, see “Potential Payments Upon Termination or Change-in-Control” elsewhere in this Proxy Statement. In December 2008, Mr. Keegan’s employment agreement was amended to extend the term of the agreement from February 28, 2009 until February 28, 2012. The amendments also made other changes required in order to comply with Section 409A of the Code.

The Compensation Committee believes that our severance benefits are a necessary component of a competitive compensation program and that those severance benefits are not significantly different from the severance benefits typically in place at other companies.

Perquisites

We provide certain executive officers with certain personal benefits and perquisites, as described below. The Compensation Committee has reviewed and approved the perquisites described below. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in enabling our executive officers to focus on our business with minimal disruption.

Home Security Systems.  In order to enhance their safety, we pay for the cost of home security systems for a limited number of executive officers. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft.  In limited circumstances, executive officers are permitted to use our company aircraft for personal travel. In these circumstances, the executive is also required to reimburse us for a portion of the cost of such use in an amount determined using the Standard Industry Fare Level.

Tire Program.  We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense. Expenses covered include the cost of tires, mounting, balancing and disposal fees. During 2008, we provided reimbursement for the taxes on the income associated with this benefit. Beginning in

2009, we ceased providing tax reimbursements to our executive officers and directors for the tire program. Mr. Keegan does not participate in this program.

Financial Planning and Tax Preparation Services.  We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships.  We pay the annual dues for one club membership for a limited number of executive officers. The membership is intended to be used primarily for business purposes, although executive officers may use the club for personal purposes. Executive officers are required to pay all incremental costs, other than the annual dues, related to their personal use of the club.

Annual Physical Exams.  Our executive officers may undergo an annual comprehensive physical examination for which we pay any amount that is not covered by insurance.

Executive Deferred Compensation Plan

The Goodyear Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. The plan provides several deferral period options. During 2008, no current named executive officers made deferrals under the Deferred Compensation Plan. For participants, this is an investment decision and offers an additional means to save for retirement. There is no premium or guaranteed return associated with the deferral.

For additional information regarding the terms of the deferred compensation plan and participant balances, see “Nonqualified Deferred Compensation” elsewhere in this Proxy Statement.

Other Benefits

Payments to Expatriate Employees.  Where warranted, we provide tax equalization payments, housing allowances, and other similar benefits to employees, including our executive officers, living outside of their home country to compensate them for the additional costs of those assignments.

Goodyear Employee Savings Plan.  The Savings Plan permits eligible employees, including all of the named executive officers (other than Mr. de Bok), to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($15,500 in 2008). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($5,000 in 2008). Employee pre-tax contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Code. Employee Roth contributions are permitted under the Savings Plan and are included in current taxable income. Employee contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

Tax Deductibility of Pay

Section 162(m) of the Code provides that compensation paid to a public company’s chief executive officer and its three other highest paid executive officers (other than its chief financial officer) in excess of $1 million is not deductible unless certain requirements have been satisfied. The Compensation Committee believes that awards under our Performance Plans qualify for full deductibility under Section 162(m).

Although compensation paid under two of our plans, the Executive Performance Plan and the Performance Recognition Plan is performance-based, it does not qualify for the deductibility exception for performance-based compensation and is subject to the Section 162(m) limitation on deductibility. As discussed in greater detail below, in light of our financial condition and capital structure in recent years, the Compensation Committee believes it is in our and our stockholders’ best interests to award incentive compensation under the Executive Performance Plan and the Performance Recognition Plan that does not qualify for the exception for performance-based compensation. The 2008 Performance Plan and the Goodyear Management Incentive Plan will permit future awards similar to those under the Executive Performance Plan and the Performance Recognition Plan to qualify for full deductibility under Section 162(m).

Stockholding Guidelines

To better link the interests of management and our stockholders, the Board, upon the recommendation of the Compensation Committee, adopted stockholding guidelines for our executive officers effective January 1, 2006. These guidelines specify a number of shares that our executive officers are expected to accumulate and hold within five years of the later of the effective date of the program or the date of appointment as an officer. The specific share requirements are based on a multiple of annual base salary ranging from one to five times, with the higher multiples applicable to executive officers having the highest levels of responsibility. The stockholding requirement for Mr. Keegan is five times his annual base salary, for Messrs. Kramer, Harvie and de Bok is four times their annual base salary, and for Mr. Wells is three times his annual base salary. Amounts invested in the Goodyear stock fund of the Savings Plan, share equivalent units in our deferred compensation plan, restricted stock, and stock owned outright by executive officers (or their spouses) are counted as ownership in assessing compliance with the guidelines. Unexercised stock options and unearned performance shares are not counted toward compliance with the guidelines.

The earliest compliance date for our executive officers is January 1, 2011. Messrs. Keegan, Kramer, Harvie and de Bok have met the required stockholding guidelines well in advance of the required compliance date.

In October 2007, the Compensation Committee revised the stockholding guidelines to incorporate stock retention provisions. If an executive officer has met their stockholding requirement, they are required to retain 25% of the net shares from any exercised options for at least one year from the date of exercise. If an executive officer has not met their stockholding requirement, they are required to retain 75% of the net shares from any exercised options until they have met their stockholding requirement. Net shares are the shares remaining after payment of the exercise price and any withholding taxes.

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our equity securities and the purchase, sale or issuance of options or rights relating to our Common Stock.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Compensation Committee

G. Craig Sullivan, Chairman
Denise M. Morrison
Rodney O’Neal
Thomas H. Weidemeyer

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer of Goodyear (the “CFO”), the persons who were, at December 31, 2008, the other three most highly compensated executive officers of Goodyear and the former CFO (collectively, the “named executive officers”) for services in all capacities to Goodyear and its subsidiaries during 2006, 2007 and 2008.

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
Name and				Stock	Option		Incentive Plan	Compensation		All Other
Principal		Salary	Bonus	Awards	Awards		Compensation	Earnings		Compensation		Total
Position	Year	($)	($)(1)	($)(2)	($)(3)		($)(4)	($)(5)		($)(6)		($)

Robert J. Keegan Chairman of the Board, Chief Executive Officer
and President	2008	$1,216,667	$0	$(462,150)	$5,065,187		$4,600,000	$6,269,277	(7)	$131,782		$16,820,763
	2007	1,176,667	3,500,000	625,800	3,836,335		8,800,000	2,429,883		82,323		20,451,008
	2006	1,133,333	2,244,000	91,191	1,949,118		8,000,000	3,802,099		93,377		17,313,118
Darren R. Wells
Executive Vice President and Chief Financial Officer(8)	2008	$348,660	$0	$0	$125,102		$400,000	$76,313		$16,414		$966,489
Richard J. Kramer President, North American Tire	2008	$573,333	$0	$294,240	$804,593		$1,100,000	$464,632		$25,229		$3,262,027
	2007	550,000	1,000,000	430,539	674,884		2,140,000	209,556		18,393		5,023,372
	2006	507,033	667,400	59,274	379,517		2,000,000	260,948		18,006		3,892,178
C. Thomas Harvie Senior Vice President, General Counsel and Secretary	2008	$500,000	$0	$(181,712)	$1,076,290		$770,000	$311,340		$12,959		$2,488,877
	2007	472,333	600,000	251,145	954,242		1,660,000	385,085		11,503		4,334,308
	2006	453,367	411,800	33,741	349,033		1,600,000	547,983		11,969		3,407,893
Arthur de Bok President, Europe, Middle East and Africa Tire(9)	2008	$495,000	$0	$239,343	$332,213		$870,000	$132,467		$31,353		$2,100,376
	2007	427,333	422,500	254,202	235,231		1,860,000	56,401		29,227		3,284,894
W. Mark Schmitz Former Chief Financial Officer(10)	2008	$407,549	$—	$13,399	$155,734	(11)	$—	$—	(12)	$1,001,935	(13)	$1,578,617
	2007	210,417	317,528	34,230	35,500		—	391,292		3,499		992,466

(1)	Represents amounts awarded under the Performance Recognition Plan for performance during the year indicated. For additional information regarding amounts awarded to the named executive officers under the Performance Recognition Plan, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Compensation — Annual Cash Incentives Under the Performance Recognition Plan” and “— 2008 Payouts Under the Performance Recognition Plan.”

(2)	Represents the amount recognized for financial statement reporting purposes for the year indicated in respect of outstanding stock awards in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based vesting conditions and, with respect to each of Messrs. Wells and de Bok, the reversal of expense for stock awards relating to periods before he became a named executive officer. The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 13, “Stock Compensation Plans” to Goodyear’s consolidated financial statements included in its Annual Report for the year ended December 31, 2008. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2008 Performance Share Grants.” See also “Grants of Plan-Based Awards” below.

(3)	Represents the amount recognized for financial statement reporting purposes for the year indicated in respect of outstanding option awards, including reinvestment options, in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option awards reported in this column are discussed in Note to the

Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 13, “Stock Compensation Plans” to Goodyear’s consolidated financial statements included in its Annual Report for the year ended December 31, 2008. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2008 Stock Option Grants.” See also “Grants of Plan-Based Awards” below.

(4)	Represents amounts awarded under the Executive Performance Plan in respect of performance periods ending on December 31, 2006, 2007 and 2008. For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan” and “— Payouts for the 2006-2008 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares.”

(5)	Represents change in pension value for each named executive officer. No nonqualified deferred compensation earnings are required to be reported under applicable Securities and Exchange Commission rules and regulations.

(6)	Includes amounts for home security system installation and monitoring expenses, personal financial planning services, personal use of company aircraft, annual dues for club memberships, the cost of annual physical exams, and provision of up to two sets of automobile tires per year. For Mr. Keegan, this includes $80,982 for the personal use of company aircraft and $38,162 for premiums on life insurance policies that will be used to cover Goodyear’s obligation to make a charitable donation recommended by Mr. Keegan following his death pursuant to the Director’s Charitable Award Program. For more information regarding that program, see “Director Compensation” below. The aggregate incremental cost to the Company for the personal use of company aircraft is equal to the actual flight costs less the amount, based on the Standard Industry Fare Level, reimbursed to the Company, and the aggregate incremental cost of the life insurance policies is the annual premium and related fees. For Mr. de Bok, this also includes amounts for a company car. Also includes $1,639, $588 and $573 for Messrs. Wells, Harvie and Schmitz, respectively, which represents reimbursement of taxes in respect of income associated with the Company’s provision of up to two sets of automobile tires per year. Mr. Keegan does not participate in the tire program. Beginning in 2009, the Company ceased providing reimbursement of taxes in respect of income associated with the tire program.

(7)	The actuarial present value of Mr. Keegan’s pension benefits increased significantly in 2008 primarily due to an increase in average pay over the relevant ten-year period and a decrease in the interest rate used to calculate his lump sum benefit from 5.25% to 4.0%.

(8)	Mr. Wells was elected Executive Vice President and Chief Financial Officer effective October 17, 2008.

(9)	The amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column were converted from euros to U.S. dollars at the exchange rates in effect at December 31, 2006 of €1 = $1.32, December 31, 2007 of €1 = $1.46 and December 31, 2008 of €1 = $1.40, and the amounts in the “All Other Compensation” column were converted from euros to U.S. dollars at the exchange rate in effect at December 31, 2007 of €1 = $1.46 and December 31, 2008 of €1 = $1.40. All other amounts were originally determined in U.S. dollars.

(10)	Mr. Schmitz was elected Executive Vice President and Chief Financial Officer on August 7, 2007, and served in that position until October 16, 2008.

(11)	Amounts in the “Option Awards” column do not reflect the forfeiture of all of Mr. Schmitz’s outstanding stock option awards due to his departure from the Company.

(12)	Amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column do not reflect the forfeiture of Mr. Schmitz’s accumulated pension benefit of $391,292 due to his departure from the Company.

(13)	Amounts in the “All Other Compensation” column include, in addition to the items described in footnote 6 above, a severance payment of $941,700 representing base salary, target annual incentive payments and health, welfare and other benefit payments for a 12 month period, $18,927 representing unused and accrued vacation and $12,500 for up to 12 months of outplacement services. Mr. Schmitz received company contributions to his defined contribution plan accounts during 2008, but all of those contributions were forfeited upon his departure from the Company and, therefore, are not reflected in the Summary Compensation Table.

Employment Agreement

Mr. Keegan’s compensation is based, in part, on a written employment agreement entered into in 2000. The agreement provided for a pension service adjustment so that the total value of all pension benefits received by Mr. Keegan from both Goodyear and Eastman Kodak Company will be equivalent to a full-career Goodyear pension. The agreement also established Mr. Keegan’s participation in our incentive compensation programs.

Mr. Keegan’s agreement was supplemented in 2004 to provide for the payment of severance compensation in the event of the termination of his employment by the Board without cause or by him for good reason. The severance compensation would consist of (i) two times the sum of Mr. Keegan’s annual base salary and target annual incentive payment opportunity in effect at the time of termination, plus (ii) the pro rata portion of Mr. Keegan’s target annual incentive payment opportunity for the year of termination. The agreement restricts Mr. Keegan from participating in any business that competes with Goodyear for a period of two years after termination. The supplemental agreement was due to expire on February 28, 2009. In December 2008, the Compensation Committee of the Board extended the term of the supplemental agreement until February 28, 2012 and made other minor changes required in order to comply with Section 409A of the Code. As a result of a recent change in the tax law, beginning in 2011 annual incentive payments to Mr. Keegan under the Management Incentive Plan will be subject to the Section 162(m) limitation on deductibility even though those payments will be performance-based. In considering the extension of Mr. Keegan’s supplemental agreement, the Compensation Committee weighed the benefits realized by us and our stockholders from the successful efforts of Mr. Keegan over the past several years, his expected future contributions, the duration of the supplemental agreement and the significant U.S. deferred tax assets available to us from prior periods, against the impact of the lost tax deductions associated with any 2011 and 2012 annual incentive payments. In balancing these considerations, the Compensation Committee concluded that it would be appropriate and equitable to approve the extension of the supplemental agreement on the same economic terms that have been in effect since its initial execution, notwithstanding the recent change in the tax law.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2008.

									All Other				Grant
								All Other	Option				Date Fair
								Stock	Awards:		Exercise	Closing	Value of
								Awards:	Number of		or Base	Market	Stock
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under			Number	Securities		Price of	Price	and
		Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			of Shares	Underlying		Option	on	Option
	Grant	Threshold	Target	Maximum			Maximum	of Stock or	Options		Awards	Grant	Awards
Name	Date	($)	($)	($)	Threshold (#)	Target (#)	(#)	Units (#)(3)	(#)		($/Sh)(6)	Date	($)

Keegan	2/21/2008	$2,194,500	$4,389,000	$8,778,000	10,140	20,279	40,558					$26.46	$536,582
Keegan	2/21/2008								237,123	(4)	$26.74	26.46	3,165,592
Keegan	3/18/2008								40,418	(5)	24.77	25.20	391,650
Wells	2/21/2008	200,000	400,000	800,000	2,389	4,777	9,554					26.46	126,399
Wells	2/21/2008								12,333	(4)	26.74	26.46	164,646
Wells	10/15/2008	135,000	270,000	540,000	1,150	2,300	4,600					10.34	23,782
Kramer	2/21/2008	600,000	1,200,000	2,400,000	8,056	16,111	32,222	93,492				26.46	2,900,095
Kramer	2/21/2008								50,740	(4)	26.74	26.46	677,379
Harvie	2/21/2008	385,000	770,000	1,540,000	4,955	9,910	19,820					26.46	262,219
Harvie	2/21/2008								33,311	(4)	26.74	26.46	444,702
Harvie	3/24/2008								50,491	(5)	26.85	26.61	489,258
de Bok	2/21/2008	475,000	950,000	1,900,000	5,235	10,469	20,938	59,835				26.46	1,860,244
de Bok	2/21/2008								31,874	(4)	26.74	26.46	425,518
Schmitz	2/21/2008	440,000	880,000	1,760,000	3,740	7,479	14,958					26.46	197,894
Schmitz	2/21/2008								25,444	(4)	26.74	26.46	339,677

(1)	Represents grants of awards under the Executive Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan” and “— 2008 Grants Under the Executive Performance Plan.”

(2)	Grants of performance shares under the 2005 and 2008 Performance Plans. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2008 Performance Share Grants.”

(3)	Grants of restricted stock awards under the 2005 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Restricted Stock.” Messrs. Kramer and de Bok paid $935 and $598, respectively, for their restricted stock awards.

(4)	Grants of stock option awards (with tandem stock appreciation rights for Mr. de Bok) under the 2005 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and

Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2008 Stock Option Grants.”

(5)	Represents reinvestment option grants for Messrs. Keegan and Harvie during 2008. The reinvestment option is granted on, and has an exercise price equal to the fair market value of the Common Stock on, the date of the exercise of the original stock option and is subject to the same terms and conditions as the original stock option except for the exercise price and the reinvestment option feature. Such reinvestment options vest one year from the date of grant. The following table sets forth the expiration dates of the reinvestment option grants.

	Reinvestment Options
Name	Grant Date	Number	Expiration Date

Keegan	3/18/2008	38,440	12/9/2014
Keegan	3/18/2008	1,978	12/6/2015
Harvie	3/24/2008	16,132	12/4/2010
Harvie	3/24/2008	4,743	12/3/2012
Harvie	3/24/2008	1,337	12/2/2013
Harvie	3/24/2008	13,642	12/9/2014
Harvie	3/24/2008	14,637	12/6/2015

(6)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the average of the high and low stock price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2008.

								Stock Awards
										Equity
										Incentive
										Plan		Equity
	Option Awards									Awards:		Incentive
					Equity					Number		Plan
					Incentive					of		Awards:
					Plan				Market	Unearned		Market or
					Awards:			Number	Value of	Shares,		Payout
					Number of			of Shares	Shares or	Units or		Value of
	Number of		Number of		Securities			or Units	Units of	Other		Unearned
	Securities		Securities		Underlying			of Stock	Stock	Rights		Shares, Units or
	Underlying		Underlying		Unexercised	Option		That Have	That Have	That Have		Other
	Unexercised Options		Unexercised Options		Unearned	Exercise	Option	Not	Not	Not		Rights That
	Exercisable		Unexercisable		Options	Price	Expiration	Vested	Vested	Vested		Have Not Vested
Name	(#)(1)		(#)		(#)	($)(2)	Date	(#)	($)(3)	(#)		($)(4)

Keegan	1,089					$17.68	12/4/2010			20,140	(14)	$120,236
	35,000					7.94	12/3/2012
	100,000					6.81	12/2/2013
	28,548	*				10.91	12/3/2012
	58,250					12.54	12/9/2014
	25,103	*				13.62	12/3/2012
	33,134	*				13.62	12/2/2013
	62,500		62,500	(5)		17.15	12/6/2015
	24,122	*				17.18	12/3/2012
	32,559	*				17.18	12/2/2013
	48,941	*				17.18	12/9/2014
	62,500		187,500	(6)		24.71	2/27/2017
	172,537	*				28.03	10/3/2010
	11,468	*				27.74	12/4/2010
	18,435	*				27.74	10/3/2010
	52,156	*				25.26	12/4/2010
	83,174	*				25.26	12/3/2011
	40,881	*				25.26	12/9/2014
	50,901	*				25.26	12/6/2015
	47,332	*				27.02	12/6/2015
			237,123	(7)		26.74	2/21/2018
			38,440	(8)*		24.77	12/9/2014
			1,978	(8)*		24.77	12/6/2015
Wells	12,500					$15.55	8/6/2012			5,889	(14)	$35,157
	13,000					7.94	12/3/2012
	2,500					5.52	8/5/2013
	8,268					6.81	12/2/2013
	15,600					12.54	12/9/2014
	752	*				13.38	8/5/2013
	1,089	*				13.38	12/2/2013
	10,125		3,375	(5)		17.15	12/6/2015
	667	*				17.73	8/5/2013
	2,970	*				17.73	12/2/2013
	3,375		10,125	(6)		24.71	2/27/2017
			12,333	(7)		26.74	2/21/2018
Kramer	24,000					$27.00	4/10/2010	103,492(12)	$617,847	15,981	(14)	$95,407
	10,400					6.81	12/2/2013
	2,861	*				12.21	12/3/2012
	11,250					12.54	12/9/2014
	6,822	*				13.83	12/2/2013
	2,668	*				13.83	12/3/2012
	13,000		13,000	(5)		17.15	12/6/2015
	3,253	*				17.35	8/6/2012
	2,371	*				17.35	12/3/2012
	6,117	*				17.35	12/2/2013
	8,961	*				17.35	12/9/2014
	13,750		41,250	(6)		24.71	2/27/2017
	14,950	*				28.03	12/3/2011
	8,996	*				28.03	12/4/2010
	5,236	*				28.03	8/6/2012
	1,928	*				28.03	12/3/2012
	5,062	*				28.03	12/2/2013
	2,058	*				25.33	12/3/2011
	7,551	*				25.33	12/9/2014
	10,573	*				25.33	12/6/2015
	7,214	*				27.93	12/9/2014
	10,100	*				27.93	12/6/2015
			50,740	(7)		26.74	2/21/2018
Harvie	35,000					$32.00	12/6/2009			9,830	(14)	$58,685
	19,000					6.81	12/2/2013
	6,087	*				12.27	12/3/2012

								Stock Awards
										Equity
										Incentive
										Plan		Equity
	Option Awards									Awards:		Incentive
					Equity					Number		Plan
					Incentive					of		Awards:
					Plan				Market	Unearned		Market or
					Awards:			Number	Value of	Shares,		Payout
					Number of			of Shares	Shares or	Units or		Value of
	Number of		Number of		Securities			or Units	Units of	Other		Unearned
	Securities		Securities		Underlying			of Stock	Stock	Rights		Shares, Units or
	Underlying		Underlying		Unexercised	Option		That Have	That Have	That Have		Other
	Unexercised Options		Unexercised Options		Unearned	Exercise	Option	Not	Not	Not		Rights That
	Exercisable		Unexercisable		Options	Price	Expiration	Vested	Vest ed	Vested		Have Not Vested
Name	(#)(1)		(#)		(#)	($)(2)	Date	(#)	($)(3)	(#)		($)(4)

Harvie (cont.)	10,750					12.54	12/9/2014
	7,127	*				13.36	12/2/2013
	9,250		9,250	(5)		17.15	12/6/2015
	10,117	*				17.35	12/3/2012
	6,279	*				17.35	12/2/2013
	6,497	*				17.35	12/9/2014
	9,250		27,750	(6)		24.71	2/27/2017
	3,180	*				27.74	12/3/2011
	1,763	*				27.74	12/9/2014
	3,187	*				27.74	12/4/2010
	4,407	*				27.51	2/8/2010
	24,190	*				27.51	12/3/2011
	2,285	*				27.93	12/4/2010
			33,311	(7)		26.74	2/21/2018
			16,132	(9)*		26.85	12/4/2010
			14,637	(9)*		26.85	12/6/2015
			13,642	(9)*		26.85	12/9/2014
			1,337	(9)*		26.85	12/2/2013
			4,743	(9)*		26.85	12/3/2012
de Bok	15,000					$24.09	12/31/2011	59,835(13)	$357,215	10,385	(14)	$61,998
	13,500					7.94	12/3/2012
	12,500					6.81	12/2/2013
	17,680					12.54	12/9/2014
	24,750		8,250	(10)		15.23	10/4/2015
	22,500		7,500	(5)		17.15	12/6/2015
	7,500		22,500	(6)		24.71	2/27/2017
			29,905	(7)		26.74	2/21/2018
			1,969	(11)		26.74	12/2/2013
Schmitz	—		—		—	—				—		—

*	Represents the grant of a reinvestment option, see Note 5 under Grants of Plan-Based Awards Table for additional information.

(1)	Because the options in this column were fully vested as of December 31, 2008, the vesting schedules for such options are not reported.

(2)	The exercise price of each option is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the average of the high and low stock price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

(3)	Calculated by multiplying $5.97, the closing market price of our Common Stock on December 31, 2008, by the number of restricted shares that have not vested.

(4)	Calculated by multiplying $5.97, the closing market price of our Common Stock on December 31, 2008, by the number of performance shares that have not yet been earned.

(5)	Vests in full on December 6, 2009.

(6)	Vests as to one-third of the shares on each of February 27, 2009, February 27, 2010 and February 27, 2011.

(7)	Vests as to one-fourth of the shares on each of February 21, 2009, February 21, 2010, February 21, 2011 and February 21, 2012.

(8)	Vests in full on March 18, 2009.

(9)	Vests in full on March 24, 2009.

(10)	Vests in full on October 4, 2009.

(11)	Vests in full on February 21, 2009.

(12)	Except for 10,000 shares, these shares vest as to 50% of the shares on each of February 21, 2011 and February 21, 2012.

(13)	Vests as to 50% of the shares on each of February 21, 2011 and February 21, 2012.

(14)	Vests, subject to the satisfaction of performance criteria, as to 10,000; 2,350; 7,925; 4,875; and 5,150 of the performance shares for Messrs. Keegan, Wells, Kramer, Harvie and de Bok, respectively, on December 31, 2009. The remaining performance shares vest, subject to the satisfaction of performance criteria, on December 31, 2010.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized On	Acquired on	Value Realized On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Keegan(3)	60,750	$731,448	15,000	$87,600
Wells	—	—	2,600	15,184
Kramer	—	—	9,750	56,940
Harvie(3)	69,300	853,350	5,550	32,412
de Bok	—	—	5,500	32,120
Schmitz	—	—	—	—

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	Represents the total value realized upon the vesting of performance share awards for the 2006-2008 performance period, which were paid 50% in shares of Common Stock and 50% in cash.

(3)	In accordance with the 2002 and 2005 Performance Plans, Messrs. Keegan and Harvie delivered previously owned shares in payment of the exercise price with respect to each option exercised in 2008.

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Messrs. Keegan, Wells, Kramer and Harvie. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees. The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which is $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires participate in the retirement contributions feature of the Savings Plan, which is a tax-qualified defined contribution plan. Each participant in the Savings Plan receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Accruals in the Salaried Plan are frozen effective December 31, 2008. Starting January 1, 2009, Salaried Plan participants will receive allocations under the retirement contributions feature of the Savings Plan.

Non-U.S. employees, such as Mr. de Bok, participate in neither the Salaried Plan nor the Savings Plan. Mr. de Bok participates in Goodyear’s Netherlands Pension Plan. He also participates in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

Goodyear also maintains the Supplementary Plan, a non-qualified plan partially funded by a Rabbi Trust which provides additional retirement benefits to certain officers, including all of the named executive officers. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service or retire after age 55 with at least ten years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint (noted previously), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. Participants may elect a lump sum payment of benefits under the Supplementary Plan for benefits accrued and vested prior to January 1, 2005. For benefits accrued or vested on or after January 1, 2005, a lump sum will be the default form of payment. These benefits cannot be distributed prior to six months after separation of service and are subject to the approval of Goodyear’s ERISA Appeals Committee.

We also maintain a non-qualified unfunded Excess Benefit Plan that pays an additional pension benefit over that paid under the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on compensation under qualified plans. This plan is provided to allow the continuation of benefits from the qualified plan to individuals whose income exceeds the Code guidelines for qualified plans. Distribution of amounts earned and vested prior to January 1, 2005, will be paid out in the same manner as the Salaried Plan unless otherwise elected by the participant at least 12 months prior to termination or severance. Distributions for amounts earned or vested on or after January 1, 2005, will be paid out in a lump sum. Payments to participants considered in the top 50 wage earners of the Company are paid out six months after termination of service. For participants hired after December 31, 2004, there is a corresponding defined contribution excess plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2008, of the expected pension benefit payable at age 62 that was earned as of December 31, 2008. That is, the benefit reflects service and compensation only through 2008, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes, with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement. Because Mr. Harvie is older than 62, his benefit is assumed to commence on January 1, 2009.

Generally, a participant’s years of credited service under the Supplementary Plan are based on the years an employee participates in the Salaried Plan. However, in certain cases, credit for service prior to participation in the Salaried Plan is granted. Such cases include service with a predecessor employer. Mr. Kramer’s and Mr. Harvie’s years of credited service include their years of service with prior employers. The benefits paid to Mr. Kramer and Mr. Harvie under the Supplementary Plan will be reduced by amounts they are entitled to receive under the pension plans maintained by their prior employers. Mr. Keegan’s employment agreement states that his credited service under the Supplementary Plan will be adjusted at retirement so that the total value of all pension benefits received from Goodyear and his prior employer will be equivalent to a full-career Goodyear pension. The actual service adjustment will depend on his retirement date and his final average earnings. The Supplementary Plan benefit is not reduced by the prior employer benefit because this prior benefit is already considered in the determination of the service adjustment. Due to these service grants, the present value of accumulated benefit in the Pension Benefits table is $10,469,157 higher for Mr. Keegan, $789,308 higher for Mr. Kramer and $1,184,364 higher for Mr. Harvie. Mr. Wells did not receive any additional years of credited service.

Mr. Keegan and Mr. Harvie are each eligible for immediate commencement of the benefit from both the Supplementary Plan and the Salaried Plan as of December 31, 2008. Mr. Wells is eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2008, and will be eligible to receive a benefit from the Supplementary Plan if he remains employed until 2020. Mr. Kramer is eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2008, and will be eligible to receive a benefit from the Supplementary Plan if he remains employed until 2016. Mr. de Bok will be eligible to receive a benefit from the Supplementary Plan if he remains employed until 2017.

For Mr. de Bok, the Pension Benefits table shows the benefits payable under the Supplementary Plan and Goodyear’s Netherlands Pension Plan. The Netherlands Pension Plan provides an annuity benefit based on career average earnings. This benefit is an offset to the Supplementary Plan benefit. The present value of the Netherlands Pension Plan benefit is determined based on the assumptions used for financial reporting of the Netherlands

Pension Plan as of December 31, 2008, with the exception that the commencement age is taken to be 62. The Supplementary Plan value is based on the U.S. financial reporting assumptions, as discussed above. Mr. de Bok is currently vested in his benefit from the Netherlands Pension Plan but is not yet eligible to commence the benefit. In addition to the offset for the Netherlands Pension Plan, the Supplementary Plan present value also will be offset for the value of Company contributions to the governmental plans in Belgium and The Netherlands.

				Payments
		Number of Years	Present Value of	During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Keegan	Supplementary Pension Plan	26.3	$17,521,705	$—
	Salaried Pension Plan	8.3	257,397	—
Wells	Supplementary Pension Plan	6.4	175,025	—
	Salaried Pension Plan	6.4	69,820	—
Kramer	Supplementary Pension Plan	22.4	1,453,390	—
	Salaried Pension Plan	8.8	104,406	—
Harvie	Supplementary Pension Plan	33.5	3,483,827	—
	Salaried Pension Plan	13.5	421,116	—
de Bok(2)	Supplementary Pension Plan	7.0	237,547	—
	Netherlands Pension Plan	7.0	222,384	—
Schmitz(3)	Supplementary Pension Plan	—	—	—

(1)	All amounts shown are estimates as of December 31, 2008; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

(2)	The amounts for Mr. de Bok were converted from euros to U.S. dollars at the exchange rate in effect at December 31, 2008 of €1 = $1.40.

(3)	Mr. Schmitz participated in the Supplementary Plan prior to his departure from the Company. Mr. Schmitz will not receive any benefits under the Supplementary Plan since he was not eligible for retirement at the time of his departure. He was also not eligible for an Excess Benefit Plan benefit.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2008

•	the form of payment is a lump sum (annuity for Mr. de Bok’s Netherlands pension)

•	the interest rate used to calculate the Supplementary Plan lump sum payment:

•	Benefits commencing in 2009: 4.00% (Messrs. Keegan and Harvie)

•	Benefits commencing in 2013 or later: 5.50% (Messrs. Wells, Kramer and de Bok)

•	the interest rate used to calculate the Salaried Plan lump sum payment:

•	Benefits commencing in 2009: 6.20% (Messrs. Keegan and Harvie)

•	Benefits commencing in 2012 or later: 6.50% (Messrs. Wells and Kramer)

•	the mortality assumptions used to calculate the lump sum are those set forth in Revenue Ruling 2007-67, as updated by IRS Notice 2008-85 for the Salaried Plan, and those set forth in UP-1984 Mortality for the Supplementary Plan (a modified version of the Prognosetafel 2005-2050 mortality table is used to determine the present value of Mr. de Bok’s Netherlands pension)

•	the discount rate used to determine the present value of the accumulated benefit is 6.50% (5.75% for Mr. de Bok’s Netherlands pension)

•	the benefit commencement age is 62 (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2008

Nonqualified Deferred Compensation

The Goodyear Executive Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer their base salary and payments under the Performance Recognition Plan. Deferred amounts may be invested in one of five investment alternatives or, with respect to payments under the Performance Recognition Plan, Goodyear stock units. Four of these investment alternatives are mutual funds managed by The Northern Trust Company, and currently include a money market fund, a bond fund, an equity index fund, and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 1.91% for the year ended December 31, 2008. The fifth investment vehicle is an aggressive growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of payments under the Performance Recognition Plan into Goodyear stock units will result in a 20% premium paid in stock units that, beginning for deferral elections made after January 1, 2008, will vest in one year. There is no guaranteed return associated with any deferral. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral is allowed only if elected one year prior to the scheduled payout and the new deferral does not commence for at least five years after the originally scheduled date of distribution. Any stock units are converted to shares of Common Stock and distributed to the participant in January of the fourth year following the end of the plan year under which the award was earned.

The Deferred Compensation Plan is unfunded. The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings in	Withdrawals/	at Last
	Last FY	Last FY	Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)

Keegan	—	—	$(238,653)	—	$404,107
Wells	—	—	—	—	—
Kramer	—	—	(22,038)	—	100,460
Harvie	—	—	—	—	—
de Bok	—	—	—	—	—
Schmitz(4)	$238,146	$47,629	(223,151)	—	62,624

(1)	Represents deferral in 2008 of base salary and/or amounts awarded under the Performance Recognition Plan in respect of performance in 2007. Mr. Schmitz deferred a portion of his 2007 Performance Recognition Plan payment into Goodyear stock units. The full amount of Mr. Schmitz’s 2007 payment is reflected in the “Bonus” column of the Summary Compensation Table on page 30.

(2)	Represents stock units awarded to Mr. Schmitz in an amount equal to 20% of the amount Mr. Schmitz deferred pursuant to the Deferred Compensation Plan in 2008. All of this amount is included in the Summary Compensation Table in the “Stock Awards” column.

(3)	No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

(4)	Mr. Schmitz received company contributions to his defined contribution plan accounts during 2008, but all of those contributions were forfeited upon his departure from the Company and, therefore, are not reflected in the table.

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

Continuity Plan

The Continuity Plan provides severance benefits to certain of our salaried employees, including our named executive officers, if their employment is terminated during certain periods before or within two years following a change-in-control of the Company.

The Continuity Plan divides our salaried employees into three groups: Tier 1, Tier 2 and Tier 3. Tier 1 generally includes all of our elected officers, including the named executive officers, and other employees who participate in our Executive Performance Plan; Tier 2 generally includes all salaried employees who participate in our Performance Recognition Plan other than Tier 1 employees; and Tier 3 generally includes all other U.S.-based, full-time salaried employees who participate in our Savings Plan. The Continuity Plan provides the following benefits to salaried employees in each tier:

•	Tier 1. A Tier 1 employee is eligible to receive benefits under the Continuity Plan if the employee’s employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” (as such terms are defined below) during certain periods before or within two years following a Change in Control or a Hostile Change in Control (as such terms are defined below) if the employee executes a release and agrees not to compete with the Company or solicit its employees for a period of two years. Tier 1 employees will generally receive: (a) a cash severance payment equal to twice the sum of the employee’s base salary, target annual incentive under the Performance Recognition Plan, and target long-term cash incentives granted under the Executive Performance Plan for any uncompleted performance cycles; (b) two additional years of service under the Supplementary Plan; (c) continued health care and life insurance coverage for up to two years; (d) outplacement services and reimbursement for legal fees incurred with certain claims made under the Continuity Plan; and (e) a gross up for any excise taxes incurred in connection with certain “parachute” payments arising under the Code. In addition, the Company’s Chief Executive Officer (Mr. Keegan), Chief Financial Officer (Mr. Wells), Senior Vice President, General Counsel and Secretary (Mr. Harvie), and Senior Vice President, Human Resources can terminate their employment for any reason during the thirteenth month following a Change in Control or Hostile Change in Control and, upon executing a release and agreeing to comply with certain covenants, receive the benefits described above.

•	Tier 2. A Tier 2 employee is eligible to receive benefits under the Continuity Plan if the employee’s employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” during certain periods before or within two years following a Change in Control or Hostile Change in Control, and the employee executes a release and agrees not to compete with the Company or solicit its employees for a period of two years (following a Hostile Change in Control) or one year (following a Change in Control or Potential Change in Control (as such term is defined below)). In the event of a Hostile Change in Control, the Tier 2 employee generally will receive: (a) a cash severance payment equal to twice the sum of the employee’s base salary and target annual incentive under the Performance Recognition Plan; (b) continued health care and life insurance coverage for a period of up to two years; and (c) outplacement services. In the event of a Change in Control or Potential Change in Control, the Tier 2 employee generally will receive: (a) a cash severance payment equal to the sum of the employee’s base salary and target annual incentive under the Performance Recognition Plan; (b) continued health care and life insurance coverage for up to one year; and (c) outplacement services.

•	Tier 3. The Plan generally provides Tier 3 employees whose employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” within two years following a Hostile Change in Control with a cash severance payment equal to twice the sum of the employee’s base salary and target annual incentive.

It is our expectation that should a change-in-control transaction occur, many of our employees would retain their jobs and continue to be employed by the surviving company and, therefore, would not be entitled to benefits under the Continuity Plan.

As used in the Continuity Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on April 10, 2007, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on April 10, 2007 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence, without the affected eligible employee’s written consent, of any of the following:

(1)	the assignment to the employee of duties that are materially inconsistent with the employee’s position (including, without limitation, offices or titles), authority, duties or responsibilities immediately prior to a Potential Change in Control or in the absence thereof, a Change in Control or a Hostile Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such assignment or diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Continuity Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control or Hostile Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)	change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control, or in the absence thereof, a Change in Control or a Hostile Change in Control;

(3)	a material reduction in the Employee’s annual base salary or annual incentive opportunity from that in effect immediately before a Potential Change in Control, or in the absence thereof, a Change in Control or a Hostile Change in Control;

(4)	a material increase in the amount of business travel required of the employee when compared to the amount of business travel required immediately before a Potential Change in Control, or in the absence thereof, a Change in Control or a Hostile Change in Control; and

(5)	the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Continuity Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

“Hostile Change in Control” means a Change in Control that a majority of the Incumbent Board has not determined to be in the best interests of the Company and its shareholders.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)	any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The description above is meant only to be a summary of the provisions of the Continuity Plan. The Continuity Plan was filed as Exhibit 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 18, 2009.

Other Severance Benefits

In addition to benefits provided under the Continuity Plan, under appropriate circumstances, such as reductions in force or elimination of positions, we may provide severance benefits to executive officers, including the named executive officers, whose employment terminates prior to retirement. In determining whether to provide such benefits and in what amount, we consider all relevant facts and circumstances, including length of service, circumstances of the termination, the executive officer’s contributions to our objectives, and other relevant factors. When we provide such benefits, typically the amount of severance is the equivalent of six to 18 months of base salary plus an amount based on the individual’s target annual incentive payment then in effect and health, welfare and other benefit payments over an equivalent period. The severance payment may be paid in a lump sum or in installments. We also may provide limited outplacement and personal financial planning services to eligible executive officers following their termination.

CEO Employment Agreement

Mr. Keegan’s employment agreement provides for the payment of severance compensation if we terminate his employment without “cause” or if Mr. Keegan terminates his employment for “good reason,” as such terms are defined below. Severance compensation consists of (a) two times the sum of Mr. Keegan’s annual base salary and target annual incentive payment then in effect, plus (b) the pro rata portion of Mr. Keegan’s target annual incentive payment for the then-current fiscal year. This severance compensation is not payable if, and to the extent that, Mr. Keegan receives benefits under the Continuity Plan. If severance compensation is paid to Mr. Keegan under the agreement, the agreement restricts Mr. Keegan from participating in any business that competes with us for a period of two years. In December 2008, Mr. Keegan’s employment agreement was amended to extend the term of the agreement from February 28, 2009 until February 28, 2012 and to make other minor changes required in order to comply with Section 409A of the Code.

As used in Mr. Keegan’s employment agreement, “Cause” means: (1) a significant violation by Mr. Keegan of the Company’s policies, grossly incompetent performance or other gross misconduct on his part, (2) a material breach by Mr. Keegan of the terms of the employment agreement, (3) Mr. Keegan’s prolonged or repeated absence from duty without consent of the Board of Directors for reasons other than his incapacity due to illness, (4) Mr. Keegan’s acceptance of employment with another employer, or (5) Mr. Keegan’s conviction of a crime other than minor traffic offenses; and “Good Reason” means: (1) a material breach by the Company of the terms of the employment agreement, or (2) a material reduction by the Company of Mr. Keegan’s titles, positions, duties, and/or authority.

Additionally, if Mr. Keegan seeks to terminate his employment for Good Reason, he must provide the Board of Directors thirty days advance written notice of his intention to terminate his employment for Good Reason and shall only be entitled to terminate his employment for Good Reason if the Company fails to cure the alleged Good Reason to his reasonable satisfaction during that thirty-day period.

The description above is meant only to be a summary of the provisions of Mr. Keegan’s employment agreement. The employment agreement was filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 18, 2009.

Quantification of Termination Benefits

The tables below show amounts that would be payable to each of the current named executive officers, as of December 31, 2008, upon the termination of their employment in the circumstances indicated in each column of the tables. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2008. Other assumptions used to determine such amounts are described below.

Performance Recognition Plan.  The amounts shown in the tables for annual cash incentive under the Performance Recognition Plan are the amounts earned under Performance Recognition Plan awards for the year ended December 31, 2008. Such amounts are payable at the normal time that payouts are made for 2008 awards under the Performance Recognition Plan. The “Termination for Cause” scenario assumes no payout because the plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Severance Payments.  For the current named executive officers other than Mr. Keegan, amounts shown in the column captioned “Termination Without Cause” equal 18 months of the named executive officer’s base salary and target annual incentive payments, which represents the maximum amount of such severance paid by Goodyear historically in this scenario. (See “Other Severance Benefits” above.) For Mr. Keegan, amounts shown in the column captioned “Termination Without Cause/For Good Reason” are calculated in accordance with Mr. Keegan’s employment agreement. The amounts shown in the column captioned “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Continuity Plan. (See “Continuity Plan” above.)

Performance Shares.  The amounts shown in the tables for performance shares are divided equally between cash and equity, and represent the value (calculated based on a per share price of $5.97, the closing market price of our Common Stock on December 31, 2008) of all outstanding performance shares as of December 31, 2008. With respect to awards to Mr. Harvie (who is the only named executive officer eligible for retirement under the Performance Plans) of performance shares with performance periods ending after December 31, 2008, this amount includes a pro rata portion, through December 31, 2008, of the value of such shares based on the estimated vesting with respect to such awards. In the event of termination for cause, it is assumed the Compensation Committee would exercise its discretion to cancel any outstanding awards.

Executive Performance Plan.  The amounts shown in the tables for cash payouts under the Executive Performance Plan are the estimated payouts under all outstanding Executive Performance Plan grants as of December 31, 2008. For grants with performance periods ending on December 31, 2008, the amount shown includes the amount actually earned under such grants, and for grants with performance periods ending after December 31, 2008, the amount shown includes a pro rata portion, through December 31, 2008, of the total amount payable under such grants based on the estimated future payouts under such grants as of December 31, 2008. Under the Executive Performance Plan, an employee whose employment is terminated is entitled to a prorated payout for uncompleted performance periods only if such employee was eligible for retirement as of the date of termination. Amounts are payable at the normal time that payouts are made for outstanding grants under the Executive Performance Plan. The “Termination for Cause” scenario assumes no payout because the Executive Performance Plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Stock Options.  The Performance Plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date. For these purposes, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. Accordingly, the amounts shown in the tables under those scenarios for stock options are the in-the-money value of all outstanding unvested stock options as of December 31, 2008 (calculated based on a per share price of $5.97, the closing market price of our Common Stock on December 31, 2008). In the event of a termination for cause, it is assumed that the Compensation Committee would exercise its discretion to cancel any outstanding unvested stock options.

Retirement Benefits.  The tables below show the additional pension benefits that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2008, and that named executive officer was vested in the benefit as of that date. Mr. Keegan and Mr. Harvie have amounts payable from the Supplementary Plan because they were eligible to retire at December 31, 2008. The Change in Control column shows the amounts payable with two additional years of credited service under the Supplementary Plan, as provided in the Continuity Plan. Mr. Wells and Mr. Kramer were not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the Excess Benefit Plan. The amounts shown in the Pension Benefits Table would be payable in lump sum form at age 62. The amounts shown in the tables below for the Supplementary Plan and the Excess Benefit Plan are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits Table, in lump sum form six months after termination of employment at December 31, 2008. The Salaried Plan values shown in the Pension Benefits Table would be payable in lump sum form at age 62. The amounts shown in the tables below for Mr. Keegan, Mr. Wells, Mr. Kramer and Mr. Harvie under the Salaried Plan are the additional amounts that would be payable immediately, together with the amounts shown in the Pension Benefits Table, in lump sum form after termination of employment at December 31, 2008. Mr. de Bok is not yet vested in a Supplementary Plan benefit and is not eligible to participate in the Excess Benefit Plan or the Salaried Plan. For Mr. de Bok, the Pension Benefits Table shows the present value of the accrued benefit under the Netherlands Pension Plan.

Other Benefits.  The amounts shown for other benefits include payments for outplacement services (only in the case of termination without cause and involuntary termination within two years of a change in control, and in each case capped at $25,000), personal financial planning services (in the amount of $9,000), payment of accrued vacation, reimbursement of COBRA payments for a period of 18 months following termination of employment (only in the case of termination without cause and involuntary termination within two years of a change in control), health care and life insurance coverage, and reimbursement for legal fees.

For information regarding the actual payments made to Mr. Schmitz, our former Chief Financial Officer, as a result of the termination of his employment effective October 16, 2008, see “Compensation Discussion & Analysis — Severance and Change-in-Control Benefits” at page 26 and the Summary Compensation Table at page 30.

Robert J. Keegan (Chairman of the Board, Chief Executive Officer and President)

								Involuntary
								Termination
			Termination					Within Two
			Without					Years of
			Cause/For					Change in
	Resignation		Good Reason		Termination For			Control
Benefits or Payments	(1)		(2)		Cause	Retirement		(3)

Annual Cash Incentive under Performance Recognition Plan	$—	*	$—	*	$—	$—	*	$—	*
Cash Severance	—		6,160,000		—	—		32,138,000
Performance Shares-Cash Component	43,800		43,800		—	43,800		330,016
Cash Payout under Executive Performance Plan Awards	4,600,000	ˆ	4,600,000	ˆ	—	4,600,000		4,600,000	ˆ

Total Cash	4,643,800		10,803,800		—	4,643,800		37,068,016

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	43,800		43,800		—	43,800		330,016
Stock Options	—		—		—	—		—

Total Equity	43,800		43,800		—	43,800		330,016

Retirement Benefits
Salaried Pension Plan(4)	9,128		9,128		9,128	9,128		9,128
Supplementary Pension Plan(4)	424,131		424,131		424,131	424,131		1,245,809
Excess Benefit Plan	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	433,259		433,259		433,259	433,259		1,254,937

Vested Deferred Compensation (5)	—		—		—	—		—
Other Benefits	136,269		178,045		136,269	136,269		193,597
Excise Tax Gross-Up	—		—		—	—		12,055,188

Total	$5,257,128		$11,458,904		$569,528	$5,257,128		$50,901,754

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $4,249,622 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period.

(2)	In accordance with Mr. Keegan’s employment agreement, in connection with a termination without cause or for good reason, Mr. Keegan is entitled to a cash severance payment equal to two times the sum of his annual base salary and target annual incentive payment.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 38) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Keegan due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2008. The amounts to be paid under “Involuntary Termination Within Two Years of Change in Control” also include the impact on the amounts payable of two additional years of credited service under the Supplementary Plan.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Keegan’s aggregate vested balance as of December 31, 2008 under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table elsewhere in this Proxy Statement.

Darren R. Wells (Executive Vice President and Chief Financial Officer)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Performance Recognition Plan	$—	*	$—	*	$—	$—	*	$—	*
Cash Severance	—		1,185,000		—	—		4,470,000
Performance Shares-Cash Component	7,592		7,592		—	7,592		78,965
Cash Payout under Executive Performance Plan Awards	400,000	ˆ	400,000	ˆ	—	400,000		400,000	ˆ

Total Cash	407,592		1,592,592		—	407,592		4,948,965

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	7,592		7,592		—	7,592		78,965
Stock Options	—		—		—	—		—

Total Equity	7,592		7,592		—	7,592		78,965

Retirement Benefits
Salaried Pension Plan(4)	15,836		15,836		15,836	15,836		15,836
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plan(4)	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	15,836		15,836		15,836	15,836		15,836

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	52,269		97,627		52,269	52,269		106,477
Excise Tax Gross-Up	—		—		—	—		1,732,992

Total	$483,289		$1,713,647		$68,105	$483,289		$6,883,235

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $506,123 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period.

(2)	Mr. Wells is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination, except for $13,731, representing grants of performance shares under the 2008 Performance Plan, that require an involuntary termination within two years of a change in control.

(4)	The Pension Benefits Table (on page 38) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Wells under the Salaried Plan due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2008. Mr. Wells is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the Excess Benefit Plan. The Supplementary Plan benefit value of $175,025 (as shown in the Pension Benefits Table) would be reduced to the Excess Benefit Plan benefit value of $131,200 if one of the triggering events occurred as of December 31, 2008.

Richard J. Kramer (President, North American Tire)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Performance Recognition Plan	$—	*	$—	*	$—	$—	*	$—	*
Cash Severance	—		1,650,000		—	—		9,000,000
Performance Shares-Cash Component	28,470		28,470		—	28,470		249,015
Cash Payout under Executive Performance Plan Awards	1,100,000	ˆ	1,100,000	ˆ	—	1,100,000		1,100,000	ˆ

Total Cash	1,128,470		2,778,470		—	1,128,470		10,349,015

Equity
Restricted Stock	59,700		59,700		59,700	59,700		617,847
Performance Shares	28,470		28,470		—	28,470		249,015
Stock Options	—		—		—	—		—

Total Equity	88,170		88,170		59,700	88,170		866,862

Retirement Benefits
Salaried Pension Plan(4)	19,781		19,781		19,781	19,781		19,781
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plan(4)	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	19,781		19,781		19,781	19,781		19,781

Vested Deferred Compensation (5)	—		—		—	—		—
Other Benefits	53,615		97,155		53,615	53,615		108,519
Excise Tax Gross-Up	—		—		—	—		3,448,563

Total	$1,290,036		$2,983,576		$133,096	$1,290,036		$14,792,740

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $1,228,477 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period.

(2)	Mr. Kramer is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 38) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Kramer under the Salaried Plan due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2008. Mr. Kramer is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the Excess Benefit Plan. The Supplementary Plan benefit value of $1,453,390 (as shown in the Pension Benefits Table) would be reduced to the Excess Benefit Plan benefit value of $495,153 if one of the triggering events occurred as of December 31, 2008.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Kramer’s aggregate vested balance as of December 31, 2008 under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table elsewhere in this Proxy Statement.

C. Thomas Harvie (Senior Vice President, General Counsel and Secretary)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For			Control
Benefits or Payments	(1)		Cause		Cause	Retirement		(2)

Annual Cash Incentive under Performance Recognition Plan	$—	*	$—	*	$—	$—	*	$—	*
Cash Severance	—		1,290,000		—	—		6,340,000
Performance Shares-Cash Component	45,469		45,469		—	45,469		150,504
Cash Payout under Executive Performance Plan Awards	1,540,000	ˆ	1,540,000	ˆ	—	1,540,000		1,540,000	ˆ

Total Cash	1,585,469		2,875,469		—	1,585,469		8,030,504

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	45,469		45,469		—	45,469		150,504
Stock Options	—		—		—	—		—

Total Equity	45,469		45,469		—	45,469		150,504

Retirement Benefits
Salaried Pension Plan(3)	15,527		15,527		15,527	15,527		15,527
Supplementary Pension Plan(3)	—		—		—	—		114,077
Excess Benefit Plan	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	15,527		15,527		15,527	15,527		129,604

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	48,231		85,651		48,231	48,231		93,439
Excise Tax Gross-Up	—		—		—	—		2,267,128

Total	$1,694,696		$3,022,116		$63,758	$1,694,696		$10,671,179

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	$770,000 of this amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The remaining portion would be payable, if at all, only upon achievement of the applicable targets, and following the completion of the applicable three year performance period.

(1)	Also includes death and disability.

(2)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(3)	The Pension Benefits Table (on page 38) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Harvie due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2008. For the Supplementary Plan, the assumptions are identical, so there is no difference in benefit value. The amounts to be paid under “Involuntary Termination Within Two Years of Change in Control” also include the impact on the amounts payable of two additional years of credited service under the Supplementary Plan.

Arthur de Bok (President, Europe, Middle East and Africa Tire)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Performance Recognition Plan	$—	*	$—	*	$—	$—	*	$—	*
Cash Severance	1,100,604		3,974,679		—	1,100,604		7,060,000
Performance Shares-Cash Component	16,060		16,060		—	16,060		156,826
Cash Payout under Executive Performance Plan Awards	870,000	ˆ	870,000	ˆ	—	870,000		870,000	ˆ

Total Cash	1,986,664		4,860,739		—	1,986,664		8,086,826

Equity
Restricted Stock	—		—		—	—		357,215
Performance Shares	16,060		16,060		—	16,060		156,826
Stock Options	—		—		—	—		—

Total Equity	16,060		16,060		—	16,060		514,041

Retirement Benefits
Netherlands Pension Plan(4)	—		—		—	—		—
Supplementary Pension Plan(4)	—		—		—	—		—
Excess Benefit Plan	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	47,462		72,462		47,462	47,462		72,462
Excise Tax Gross-Up	—		—		—	—		—

Total	$2,050,186		$4,949,261		$47,462	$2,050,186		$8,673,328

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $938,494 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period.

(2)	Mr. de Bok is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 38) shows the present value of the accumulated benefits under the Supplementary Plan and the Netherlands Pension Plan, calculated based on the assumptions set forth following that table. Mr. de Bok is not yet vested in a Supplementary Plan benefit and would receive no benefit from that plan if one of the triggering events occurred as of December 31, 2008. He is not eligible to participate in the Excess Benefit Plan. The Netherlands Pension Plan benefit value of $222,384 (as shown in the Pension Benefits Table) would be reduced to $179,374 if one of the triggering events occurred as of December 31, 2008.

Director Compensation

The table below sets forth information regarding the compensation paid to our non-employee directors during 2008.

	Fees Earned or Paid
	in Cash		Stock Awards	All Other	Total
Name	($)		($)(1)	Compensation ($)(2)	($)

Boland	$150,000		$(544,683)	$34,186	$(360,497)
Breen(3)	20,398		(1,247,261)	2,043	(1,224,820)
Firestone	75,000		22,809	—	97,809
Hudson(3)	20,398		(993,841)	—	(973,443)
McCollough	82,280		(15,315)	—	66,965
Minter	58,288	(5)	(849,539)	—	(791,251)
Morrison	82,280		(230,849)	3,826	(144,743)
O’Neal	77,720		(365,376)	2,104	(285,552)
Peterson	75,000		(322,825)	—	(247,825)
Streeter(4)	17,527		—	—	17,527
Sullivan	85,000		(75,507)	—	9,493
Weidemeyer	85,000		(260,239)	2,252	(172,987)
Wessel	75,000		(147,181)	1,483	(70,698)

(1)	Represents the amount recognized for financial statement reporting purposes for 2008. Amounts for all directors include quarterly grants of deferred share equivalent units with a grant date fair value of $23,750 pursuant to the Outside Directors’ Equity Participation Plan. Amounts also reflect the change in value of the director’s plan account from December 31, 2007 to December 31, 2008. For further information regarding such plan, see the description of the Outside Directors’ Equity Participation Plan below. For Mr. Minter, the amount also includes additional deferred share equivalent units granted quarterly in lieu of a portion of his cash retainer, totaling $19,432 for the year.

As of December 31, 2008, the following directors held the total number of deferred share equivalent units indicated next to his or her name:

Name	Number of Units

Boland	30,295
Breen	56,961
Firestone	3,821
Hudson	45,632
McCollough	6,631
Minter	45,128
Morrison	16,266
O’Neal	22,279
Peterson	20,377
Streeter	0
Sullivan	9,321
Weidemeyer	17,579
Wessel	12,525

(2)	Represents reimbursement of taxes in respect of income associated with the Company’s provision of up to two sets of automobile tires per year to the directors. Beginning in 2009, the Company ceased providing reimbursement of taxes in respect of income associated with the tire program. For Mr. Boland, this also includes a premium of $34,186 on a life insurance policy that will be used to cover Goodyear’s obligation to make a charitable donation recommended by him following his death, pursuant to the Director’s Charitable Award Program, as described below. The aggregate incremental cost to the Company of the life insurance policy is the annual premium and related fees.

(3)	Messrs. Breen and Hudson retired from the Board of Directors at the 2008 Annual Meeting of Shareholders on April 8, 2008.

(4)	Ms. Streeter was elected to the Board of Directors on October 7, 2008.

(5)	Mr. Minter deferred $19,432 of his total cash retainer for 2008 ($77,720) in the form of deferred share equivalent units.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

For the year ended December 31, 2008, outside directors received cash compensation in the amount of $18,750 per calendar quarter. The Lead Director received an additional $13,750 per calendar quarter. The chairperson of the Audit Committee received an additional $5,000 per calendar quarter and the chairpersons of all other committees received an additional $2,500 per calendar quarter. Any director who attended more than 24 board and committee meetings received $1,700 for each additional meeting attended ($1,000 if the meeting was attended by telephone). Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. Mr. Keegan does not receive additional compensation for his service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For the year ended December 31, 2008, on the first business day of each calendar quarter each eligible director who was a director for the entire preceding calendar quarter had $23,750 accrued to his or her plan account. Amounts accrued are converted into units equivalent in value to shares of Common Stock at the fair market value of the Common Stock on the accrual date. Under this plan, the units receive dividend equivalents (if dividends are paid) at the same rate as our Common Stock, which dividends will also be converted into units in the same manner. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalents on substantially the same basis. The units will be converted to a dollar value at the price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceases to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005, will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from units to a dollar value. Amounts earned and vested after December 31, 2004, will be paid out in a lump sum on the fifth business day following the conversion from units to dollar value. Amounts in Directors’ Equity Plan accounts will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date.

Beginning January 1, 2009, on the first business day of each calendar quarter, each eligible director will receive a grant of restricted stock units with a value of $23,750, in lieu of the stock equivalent units previously granted under the Directors’ Equity Plan, for the portion of the previous calendar quarter during which he or she served as a director. These restricted stock units will be paid to directors in shares of common stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

On February 27, 2007, the Compensation Committee recommended, and the Board of Directors approved, stockholding guidelines for directors. These guidelines specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer within five years of the later of the effective date of the program or the date of election as a director. Shares owned directly and units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The earliest compliance date for our directors is February 27, 2012. All of our directors, other than Mr. Firestone, Mr. McCollough and Ms. Streeter (who have joined Goodyear since the adoption of the guidelines), have met the required stockholding guidelines well in advance of the required compliance date.

Due to Mr. Breen’s retirement from the Board of Directors on April 8, 2008, he received a lump sum payment of the amounts deferred into the Directors’ Equity Plan of $450,561, representing the value of his 56,960 deferred share equivalent units as of January 8, 2009, the applicable conversion date with respect to his retirement. Due to Mr. Hudson’s retirement from the Board of Directors on April 8, 2008, he received a lump sum payment of the amounts deferred into the Directors’ Equity Plan of $360,952, representing the value of his 45,632 deferred share equivalent units as of January 8, 2009, the applicable conversion date with respect to his retirement.

Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear expects to recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program. This program is not available to directors first elected after October 1, 2005.

OTHER MATTERS

During 2008, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-management directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2008.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Goodyear for PwC

The following table presents fees and expenses for services rendered by PwC for fiscal 2008 and 2007.

(In thousands)	2008	2007

Audit Fees and Expenses(1)	$12,916	$15,086
Audit-Related Fees and Expenses(2)	384	2,305
Tax Fees and Expenses(3)	1,830	1,749
All Other Fees and Expenses(4)	328	195

Total	$15,458	$19,335

(1)	Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees and expenses consist primarily of accounting consultations and services related to business acquisitions and divestitures.

(3)	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

(4)	All other fees and expenses principally include fees related to an assessment of International Financial Reporting Standards, advisory services and information and education services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax services and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chair of the Committee. The Chair is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2008 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2008 and in its 2008 Annual Report to Shareholders.

The Audit Committee

James C. Boland, Chairman
James A. Firestone
W. Alan McCollough
Shirley D. Peterson

MISCELLANEOUS

Submission of Shareholder Proposals

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2010 annual meeting of shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by Goodyear prior to the close of business on November 9, 2009. In addition, if a shareholder intends to present a proposal at Goodyear’s 2010 annual meeting without the inclusion of such proposal in Goodyear’s proxy materials and written notice of such proposal is not received by Goodyear on or before January 23, 2010, proxies solicited by the Board of Directors for the 2010 annual meeting will confer discretionary authority to vote on such proposal if presented at the meeting. Shareholder proposals should be sent to the executive offices of Goodyear, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Office of the Secretary. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in certain employee savings plans. Shares of Common Stock held in the trust for these plans will be voted by the trustee as instructed by the plan participants. Shares held in the trust for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the applicable savings plan.

Internet and Telephone Voting

You may vote your shares using the internet by accessing the following web site:

http://www.proxyvote.com

or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

GOODYEAR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF GOODYEAR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: THE GOODYEAR TIRE & RUBBER COMPANY, 1144 EAST MARKET STREET, AKRON, OHIO 44316-0001, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.GOODYEAR.COM.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $11,500, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation therefor, solicit proxies in person or by telephone or the internet.

March 9, 2009

By Order of the Board of Directors

C. Thomas Harvie, Secretary

C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 43069
PROVIDENCE, RI 02940-3069
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 6, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 6, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote via the Internet or by phone,
please do not mail your card.
Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GOODY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors Recommends a Vote FOR
Election of All Nominees and FOR Items 2, 3 and 4.
Vote on Directors
ITEM 1. Election of Directors

To withhold authority to vote for any individual
			For	Withhold	For All	nominee(s), mark “For All Except” and write the
			All	All	Except	number(s) of the nominee(s) on the line below.
NOMINEES:	01) James C. Boland	07) Shirley D. Peterson
	02) James A. Firestone	08) Stephanie A. Streeter	☐	☐	☐
	03) Robert J. Keegan	09) G. Craig Sullivan
	04) W. Alan McCollough	10) Thomas H. Weidemeyer
	05) Denise M. Morrison	11) Michael R. Wessel
06) Rodney O’Neal
Vote on Proposals

		For	Against	Abstain
ITEM 2.	Approval of amendments to Goodyear’s Amended Articles of Incorporation and Code of Regulations to provide for the majority election of directors.	☐	☐	☐
ITEM 3.	Approval of an amendment to Goodyear’s Code of Regulations to authorize the Board of Directors to amend the Regulations to the extent permitted by the Ohio General Corporation Law.	☐	☐	☐
ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐
Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.
The undersigned hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement.

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Annual Meeting Of Shareholders
The Goodyear Tire & Rubber Company
April 7, 2009
9:00 A.M.
Offices Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
PLEASE VOTE — YOUR VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2009 Notice and Proxy Statement and 2008 Annual Report are available at www.proxyvote.com

     GOODY2

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints C. Thomas Harvie, Darren R. Wells and Bertram Bell and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Tuesday, April 7, 2009, at 9:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of eleven Directors of the Company (with discretionary authority to cumulate votes), upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.
If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors (with discretionary authority to cumulate votes), and FOR Items 2, 3 and 4.
If you plan to attend the 2009 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 43069
PROVIDENCE, RI 02940-3069
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 2, 2009. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 2, 2009. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote via the Internet or by phone,
please do not mail your card.
Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GOODY3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors Recommends a Vote FOR
Election of All Nominees and FOR Items 2, 3 and 4.
Vote on Directors
ITEM 1. Election of Directors

To withhold authority to vote for any individual
			For	Withhold	For All	nominee(s), mark “For All Except” and write the
			All	All	Except	number(s) of the nominee(s) on the line below.
NOMINEES:	01) James C. Boland	07) Shirley D. Peterson
	02) James A. Firestone	08) Stephanie A. Streeter	☐	☐	☐
	03) Robert J. Keegan	09) G. Craig Sullivan
	04) W. Alan McCollough	10) Thomas H. Weidemeyer
	05) Denise M. Morrison	11) Michael R. Wessel
06) Rodney O’Neal
Vote on Proposals

		For	Against	Abstain
ITEM 2.	Approval of amendments to Goodyear’s Amended Articles of Incorporation and Code of Regulations to provide for the majority election of directors.	☐	☐	☐
ITEM 3.	Approval of an amendment to Goodyear’s Code of Regulations to authorize the Board of Directors to amend the Regulations to the extent permitted by the Ohio General Corporation Law.	☐	☐	☐
ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐
Authorization: I acknowledge receipt of the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Annual Meeting Of Shareholders
The Goodyear Tire & Rubber Company
April 7, 2009
9:00 A.M.
Offices Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
PLEASE VOTE — YOUR VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2009 Notice and Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

     GOODY4

CONFIDENTIAL VOTING INSTRUCTIONS 2009 ANNUAL MEETING OF SHAREHOLDERS
FOR EMPLOYEE SAVINGS AND OTHER PLANS
Solicited on Behalf of the Board of Directors
April 7, 2009
The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 7, 2009, are delivered herewith.
Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 13, 2009.
As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company or JPMorgan Chase Bank, N.A., as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.
I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan at February 13, 2009 at the Annual Meeting of Shareholders to be held on April 7, 2009 and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.
Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors (with discretionary authority to cumulate votes), and FOR Items 2, 3 and 4.
If you plan to attend the 2009 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.